EXHIBIT T3C

INDENTURE

dated as of [     ], 2002

among

NII HOLDINGS (CAYMAN), LTD.,
A CORPORATION ORGANIZED UNDER THE LAWS OF THE CAYMAN ISLANDS

THE GUARANTORS SIGNATORY HERETO

and

WILMINGTON TRUST COMPANY, A DELAWARE CORPORATION,
as TRUSTEE

v

     INDENTURE, dated as of [     ], 2002 (“Indenture”), among NII Holdings (Cayman), Ltd., a corporation organized under the laws of the Cayman Islands (the “Company”), the Guarantors signatory hereto and Wilmington Trust Company, a Delaware corporation (the “Trustee”).

RECITALS OF THE COMPANY

     WHEREAS, on May 24, 2002 (the “Petition Date”), Nextel International, Inc., a Delaware corporation (“Old NII”), and NII Holdings (Delaware), Inc., a Delaware corporation (together with Old NII, the “Debtors”), jointly filed a voluntary petition for relief (collectively, the “Cases”) under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”);

     WHEREAS, on      , 2002, the Debtors filed the Plan of Reorganization (as hereinafter defined) with the Bankruptcy Court;

     WHEREAS, on      , 2002, the Bankruptcy Court entered an order pursuant to Section 1129 of the United States Bankruptcy Code confirming the Debtors’ Revised Third Amended Joint Plan of Reorganization (the “Plan of Reorganization”);

     WHEREAS, the Debtors have been merged to form NII Holdings, Inc., a Delaware corporation (“NII”), pursuant to the Plan of Reorganization;

     WHEREAS, the Company is a Wholly Owned Subsidiary of NII;

     WHEREAS, the Plan of Reorganization authorizes the Company to issue up to $180,820,856 in principal amount at maturity of its 13% Senior Secured Discount Notes Due 2009 (the “Notes”) to those Persons who participate in the Rights Offering (as defined in the Plan of Reorganization) (the “Rights Offering”);

     WHEREAS, the Rights Offering has been fully subscribed, and all other things necessary to make this Indenture a valid agreement of the Company in accordance with its terms have been done, and the Company has done all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee hereunder, the valid obligations of the Company; and

     WHEREAS, each of the Guarantors has agreed to guarantee the obligations of the Company hereunder, and each of the Company and the Guarantors has agreed, subject to the terms and conditions of the Intercreditor Agreement (as hereinafter defined), to secure its obligations to the Holders hereunder, by inter alia granting security interests in and Liens (as hereinafter defined) on substantially all of its property and assets, whether real or personal, tangible or intangible, now existing or hereafter acquired or arising, all as more fully provided herein and in the Collateral Documents (as hereinafter defined);

     NOW, THEREFORE, the Company, the Guarantors and the Trustee hereby agree as follows for the equal and ratable benefit of the holders of the Notes:

     This Indenture is subject to, and shall be governed by, the provisions of the TIA (as hereinafter defined) that are required to be a part of and to govern indentures qualified under the TIA.

ARTICLE ONE
DEFINITIONS AND INCORPORATION BY REFERENCE

     SECTION 1.01 Definitions.

     “Accreted Value” means (i) as of any date prior to      , 200[4], an amount per $1,000 principal amount at maturity of the Notes that is equal to the sum of (a) the Issue Price ($[774.25] per $1,000 principal amount at maturity of the Notes) of such Notes and (b) the portion of the excess of the principal amount of such Notes over such Issue Price which shall have been accreted through such date, such amount to be so accreted on a daily basis and compounded quarterly on      ,      ,       and       of each year at the rate of 13% per annum from the Effective Date through the date of determination computed on the basis of a 360-day year of twelve 30-day months, and (ii) as of any date on or after      200[4], the principal amount at maturity of such Notes.

     “Acquired Debt” means Indebtedness of a Person existing at the time such Person is merged with or into any Restricted Group Member or becomes a Restricted Group Member; provided, that Indebtedness of such other Person that is redeemed, defeased, retired or otherwise repaid at the time, or immediately upon consummation, of the transaction by which such other Person is merged with or into a Restricted Group Member or becomes a Restricted Group Member shall not be Acquired Debt.

     “Adjusted Consolidated Net Income” means, for any period, the aggregate net income (or loss) of NII and the other Restricted Group Members for such period determined on a consolidated basis in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):

     (1)  the net income (or loss) of any Unrestricted Subsidiary or Unrestricted Affiliate, except (x) with respect to net income, to the extent of the amount of dividends or other distributions actually paid to any Restricted Group Member by such Unrestricted Subsidiary or Unrestricted Affiliate during such period, and (y) with respect to net losses, to the extent of the amount of cash contributed by any Restricted Group Member to such Unrestricted Subsidiary or Unrestricted Affiliate during such period;

     (2)  the net income of any Restricted Group Member to the extent that the declaration or payment of dividends or similar distributions by such Restricted Group Member of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Group Member; provided, in the case of restrictions imposed in connection with outstanding Indebtedness, that the amount of net income excluded during any period shall not exceed the aggregate amount of such Indebtedness that would need to be repaid to enable such Restricted Group Member to declare and pay dividends or similar distributions of such net income;

     (3)  any gains or losses (on an after-tax basis) attributable to Asset Sales;

     (4)  all extraordinary gains and extraordinary losses; and

     (5)  to the extent not otherwise excluded in accordance with GAAP, the net income (or loss) of any Restricted Group Member in a percentage amount that corresponds to the percentage ownership interest in the income of such Restricted Group Member not owned on the last day of such period, directly or indirectly, by NII.

     “Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     “Agent” means any Registrar, Paying Agent, authenticating agent or co-Registrar.

     "Annualized” means in respect of any amount: (a) at any time after the date on which internal financial statements are available for the first fiscal quarter ending following the Effective Date until the date on which internal financial statements are available for the second fiscal quarter following the Effective Date, such amount for such first fiscal quarter multiplied by four; (b) at any time after the date on which internal financial statements are available for the second fiscal quarter ending following the Effective Date until the date on which internal financial statements are available for the third fiscal quarter following the Effective Date, such amount for such second fiscal quarter, together with the immediately preceding fiscal quarter, multiplied by two; (c) at any time after the date on which internal financial statements are available for the third fiscal quarter ending following the Effective Date until the date on which internal financial statements are available for the fourth fiscal quarter following the Effective Date, such amount for such third fiscal quarter, together with the immediately preceding two fiscal quarters, multiplied by four-thirds (4/3); and (d) after the date on which internal financial statements are available for the fourth fiscal quarter following the Effective Date, such amount for the latest fiscal quarter for which internal financial statements are available, together with the three immediately preceding fiscal quarters.

     “Asset Acquisition” means (1) an investment by any Restricted Group Member in any other Person pursuant to which such Person becomes a Restricted Group Member or is merged into or consolidated with any Restricted Group Member; provided that such Person’s primary business is related, ancillary or complementary to the businesses of the Restricted Group Members on the date of such investment or (2) an acquisition by any Restricted Group Member of the property and assets of any Person other than the Company or any other Restricted Group Member that constitute substantially all of a division or line of business of such Person; provided that the property and assets acquired are related, ancillary or complementary to the businesses of the Restricted Group Members on the date of such acquisition.

     “Asset Disposition” means the sale or other disposition by any Restricted Group Member (other than to another Restricted Group Member) of (1) all or substantially all of the Capital Stock of any Restricted Group Member or (2) all or substantially all of the assets that constitute a division or line of business of any Restricted Group Member.

     “Asset Sale” means any sale, lease, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by any Restricted Group Member to any Person other than a Restricted Group Member of:

     (1)  all or any of the Capital Stock of a Restricted Group Member, other than in respect of director’s qualifying shares or investments by foreign nationals mandated by applicable law;

     (2)  all or substantially all of the property and assets of an operating unit or business of any Restricted Group Member; or

     (3)  any other property and assets of any Restricted Group Member outside the ordinary course of business of such Restricted Group Member;

provided that “Asset Sale” does not include:

(a)	sales or other dispositions of inventory, receivables and other assets in the ordinary course of business;

(b)	sales or other dispositions of obsolete equipment;

(c)	sales or other dispositions of the Capital Stock of an Unrestricted Subsidiary or an Unrestricted Affiliate;

(d)	sales or other distributions of assets (in one transaction or a series of related transactions) having an aggregate fair market value (as certified in an Officers’ Certificate delivered to the Trustee) not in excess of $1 million;

(e)	Permitted Tower Transactions;

(f)	any Restricted Payment permitted by Section 4.04 or transaction permitted by Section 5.01; or

(g)	sales of any assets or stock of NII Philippines.

     “Authorized Agent” has the meaning set forth in Section 12.09.

     “Average Life” means, at any date of determination with respect to any debt security, the quotient obtained by dividing (1) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (2) the sum of all such principal payments.

     “Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal, state or foreign law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

     “Board of Directors” means, unless otherwise stated, the Board of Directors of the Company or any committee of such Board of Directors duly authorized to act under this Indenture.

     “Board Resolution” means a copy of a resolution, certified by the Secretary of the Company or NII, as the case may be, to have been duly adopted by the Board of Directors of the Company or NII, as the case may be, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     “Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York, or in the city of the Corporate Trust Office of the Trustee, are authorized by law to close.

     “Capex” means, for any period, the aggregate of all cash expenditures (including all amounts expended in connection with Capitalized Lease Obligations but excluding any amount representing the interest component thereof) made on account of property, plant, equipment or similar assets during such period by the Restricted Group Members, including the purchase price paid in connection with any spectrum purchases whether such amounts are allocable to property, assets, plant or equipment.

     “Capitalized Lease” means, as applied to any Person, any lease of property (whether real, personal or mixed) that in conformity with GAAP is required to be shown as an asset on that Person’s balance sheet.

     “Capitalized Lease Obligations” means the discounted present value of the rental obligations under a Capitalized Lease.

     “Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether now outstanding or issued after the Effective Date, including, without limitation, all Common Stock and Preferred Stock.

     “Cash Equivalents” means (i) obligations issued by the United States of America or any agency or instrumentality thereof, or obligations fully and unconditionally guaranteed by the United States of America or any agency or instrumentality thereof; (ii) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 (or the foreign currency equivalent thereof) and commercial paper issued by others rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s, or, in each case, such equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act)) and in each case maturing within 180 days after the date of acquisition; and (iii) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) and (ii) above.

     “Change of Control” means the occurrence of any of the following events:

     (1)  the transfer (in one transaction or a series of transactions) of all or substantially all of NII’s assets to any “Person” or “Group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act);

     (2)  the liquidation or dissolution of NII or the adoption of a plan by the stockholders of NII relating to the dissolution or liquidation of NII;

     (3)  the acquisition by any “Person” or “Group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) of beneficial ownership, directly or indirectly, of 50% or more of the aggregate ordinary voting power of the total outstanding Voting Stock of NII; or

     (4)  at any time, Continuing Directors cease for any reason to constitute a majority of the Board of Directors of NII then still in office.

For purposes of this definition, “Continuing Directors” means at any time, (i) individuals who, prior to such time, were directors of NII, other than those individuals appointed, designated or nominated by Nextel, (ii) any director whose election by the Board of Directors of NII or whose nomination for election by the stockholders of NII was approved by a majority of the Continuing Directors then in office; or (3) any directors designated by the holders of NII Class A or Class C Special Director Preferred Stock.

     “Collateral” has the meaning given to it in the Intercreditor Agreement.

     “Collateral Agent” means that certain Collateral Agent as designated and appointed under the Collateral Documents.

     “Collateral Documents” has the meaning given to it in the Intercreditor Agreement.

     “Commission” means the Securities and Exchange Commission, as from time to time constituted, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

     “Common Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s common equity, whether now outstanding or issued after the date of this Indenture, including, without limitation, all series and classes of such common equity.

     “Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to Article Five of this Indenture and thereafter means such successor.

     “Company Order” means a written request or order signed in the name of the Company (i) by its Chairman, a Vice Chairman, its President or a Vice President and (ii) by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee; provided, however, that such written request or order may be signed by any two of the officers or directors listed in clause (i) above in lieu of being signed by one of such officers or directors listed in such clause (i) and one of the officers listed in clause (ii) above.

     “Consolidated EBITDA” means, for any period, the sum of the amounts for such period of:

     (1)  Adjusted Consolidated Net Income;

     (2)  Consolidated Interest Expense, to the extent deducted in calculating Adjusted Consolidated Net Income;

     (3)  income taxes, to the extent deducted in calculating Adjusted Consolidated Net Income (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets);

     (4)  depreciation expense as determined in conformity with GAAP, to the extent deducted in calculating Adjusted Consolidated Net Income;

     (5)  amortization expense as determined in conformity with GAAP, to the extent deducted in calculating Adjusted Consolidated Net Income; and

     (6)  all other non-cash items to the extent reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items to the extent increasing Adjusted Consolidated Net Income, as determined in conformity with GAAP.

     “Consolidated Interest Expense” means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing; the net costs associated with Interest Rate Agreements; and interest in respect of any Indebtedness that is Guaranteed or secured by the Restricted Group Member) and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by Restricted Group Members during such period; excluding, however, (1) any amount of such interest of any Restricted Group Member if the net income of such Restricted Group Member is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (2) or (5) of the definition thereof (but only in the same proportion as the net income of such Restricted Group Member is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (2) or (5) of the definition thereof) and (2) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Notes, all as determined (without taking into account Unrestricted Subsidiaries or Unrestricted Affiliates) in conformity with GAAP.

     “Consolidated Leverage Ratio” means, on any Transaction Date, the ratio of:

     (1)  the aggregate amount of Indebtedness of the Restricted Group Members as at such Transaction Date to

     (2)  the aggregate amount of Annualized Consolidated EBITDA;

provided, however, that:

(i) pro forma effect shall be given to (x) any Indebtedness Incurred from the beginning of the four-quarter period through the Transaction Date (the “Reference Period”), to the extent such Indebtedness is outstanding on the Transaction Date and (y) any Indebtedness that was outstanding during such Reference Period but that is not outstanding or is to be repaid on the Transaction Date;

(ii) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during such Reference Period, as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and

(iii) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Group Member or has been merged with or into the Company or any Restricted Group Member during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Group Member as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period;

provided further that to the extent that clause (ii) or (iii) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the full fiscal quarter immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed of for which financial information is available, multiplied by four.

     “Consolidated Net Worth” means, at any date of determination, stockholders’ equity as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted Group Members (which shall be as of a date not more than 90 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries or Unrestricted Affiliates), less any amounts of such stockholders’ equity attributable to Redeemable Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of any Restricted Group Member, each item to be determined in conformity with GAAP.

     “Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at      .

     “Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

     “Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

     “Depositary” means The Depository Trust Company, its nominees and their respective successors.

     “EFA Collateral” has the meaning given to it in the Intercreditor Agreement.

     “Effective Date” means      , 2002.

     “Equity Interests” means Capital Stock or warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     “Event of Default” has the meaning provided in Section 6.01.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     “Excluded Entity” means any Restricted Group Member (other than the Company) that is not a Guarantor.

     “fair market value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors of NII, whose determination shall be conclusive if evidenced by a Board Resolution of NII.

     “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. Except as specifically provided, all ratios and computations contained or referred to in this Indenture shall be computed in conformity with GAAP applied on a consistent basis.

     “Global Notes” has the meaning provided in Section 2.01.

     “Guarantee” means any obligation, contingent or otherwise (including. without limitation, letters of credit and reimbursement agreements), of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of such Person’s business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

     “guaranteed indebtedness” has the meaning provided in Section 4.07.

     “Guarantors” means the Persons listed as Guarantors on the signature pages to this Indenture and any other Persons who become Guarantors pursuant to Section 4.20.

     “Holder” or “Noteholder” means the registered holder of any Note.

     “Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an “Incurrence” of Indebtedness by reason of a Person becoming a Restricted Group Member; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

     “Indebtedness” means, with respect to any Person at any date of determination (without duplication):

     (1)  all liabilities or obligations, contingent or otherwise, of such Person for borrowed money, including Acquired Debt;

     (2)  all liabilities or obligations, contingent or otherwise, of such Person evidenced by bonds, debentures, notes or other similar instruments;

     (3)  all liabilities or obligations, contingent or otherwise, of such Person in respect of letters of credit, banker’s acceptances or other similar instruments (including reimbursement obligations with respect thereto);

     (4)  all liabilities or obligations, contingent or otherwise, of such Person to pay the deferred and unpaid purchase price of property or services, except Trade Payables;

     (5)  all liabilities or obligations, contingent or otherwise, of such Person as lessee under Capitalized Leases;

     (6)  all liabilities or obligations, contingent or otherwise, of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such assets at such date of determination and (B) the amount of such Indebtedness;

     (7)  all liabilities or obligations, contingent or otherwise, of other Persons Guaranteed by such Person to the extent such liabilities or obligations are Guaranteed by such Person; and

     (8)  to the extent not otherwise included in this definition, all liabilities or obligations, contingent or otherwise, under Currency Agreements and Interest Rate Agreements.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that (A) the amount outstanding at any time of any Indebtedness issued with original issue discount shall be the face amount of such Indebtedness less the unamortized portion of the original issue discount of such Indebtedness at the time of its issuance as determined in conformity with GAAP, (B) Indebtedness shall not include any liability for federal, state, local or other taxes; and (C) Indebtedness shall not include lease payments owed in respect of any so-called “build-to-suit” Permitted Tower Transaction.

     “Indenture” means this Indenture as originally executed or as it may be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture.

     “Intercreditor Agreement” means the Intercreditor Agreement, dated      , 2002, by and among the Trustee, the Collateral Agent, Motorola Credit Corporation, the Company, NII and the Guarantors.

     “Interest Payment Date” means the Stated Maturity of each quarterly interest payment on the Notes.

     “Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement.

     “Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others), or any purchase or acquisition of Equity Interests, bonds, notes, debentures or other similar instruments issued by, such Person.

     “Involuntary Event” has the meaning specified in the definition of “Permitted Investments.”

     “Issue Price” means with respect to the Notes, the aggregate issue price of such Notes, which equals $140,000,000.

     “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any option or other agreement to give any security interest); provided that the amount of assets of a Restricted Group Member subject to a Lien shall be reduced by an amount that corresponds to the percentage ownership interest in the assets of such Restricted Group Member not owned on the date of determination, directly or indirectly, by NII.

     “Minority Owned Affiliate” of any specified Person, means any other Person (other than a direct or indirect Subsidiary of such specified Person) in which an Investment in the Capital Stock of such Person has been made by such specified Person.

     “Moody’s” means Moody’s Investors Service, Inc. and its successors.

     “Net Cash Proceeds” means:

     (1)  with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Restricted Group Member) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of (a) reasonable and customary brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, other than fees and expenses paid or payable to an Affiliate of the Company, (b) provisions for all taxes (paid or payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Restricted Group Members, taken as a whole, (c) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (x) is secured by a Lien on the property or assets sold or (y) is required to be paid as a result of such sale, and (d) appropriate amounts to be provided by any Restricted Group Member as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and reflected on an Officers’ Certificate delivered to the Trustee; provided that with respect to any Asset Sale by a Restricted Group Member, Net Cash Proceeds shall be reduced by a percentage amount that corresponds to the percentage ownership interest in the assets of such Restricted Group Member not owned on the date of such Asset Sale, directly or indirectly, by NII; and

     (2)  with respect to any capital contribution or issuance or sale of Capital Stock, the proceeds of such capital contribution or issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Restricted Group Member) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of reasonable attorney’s fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such capital contribution or issuance or sale and net of taxes paid or payable as a result thereof.

     “New EFA” has the meaning given to it in the Intercreditor Agreement.

     “New MEFA” has the meaning given to it in the Intercreditor Agreement.

     “Nextel” means Nextel Communications, Inc., a Delaware corporation, and any successor thereto.

     “NII” means the company named in the fourth recital of this Indenture.

     “NII Argentina” means, collectively, Nextel International (Argentina) Ltd., a [     ] formed under the laws of Argentina, Nextel Argentina S.R.L., a [     ]

formed under the laws of Argentina, and any other Subsidiary or Minority Owned Affiliate of NII incorporated or otherwise formed under the laws of Argentina or doing business in Argentina on or after the Effective Date.

     “NII Brazil” means, collectively: (1) McCaw International (Brazil), Ltd., organized under the laws of Virginia, and any successor thereto and any Subsidiary or Minority Owned Affiliate of McCaw International (Brazil), Ltd., (2) any other subsidiary of NII incorporated or otherwise formed under the laws of Brazil or doing business in Brazil on or after the Effective Date and (3) any other Subsidiary or Minority Owned Affiliate that is or becomes an obligor under the New EFA.

     “NII Philippines” means, collectively, [Nextel International (Philippines) LLC — name must be changed)], a limited liability company organized under the laws of the Cayman Islands, Top Mega Enterprises, Limited, a [     ] organized under the laws of Hong Kong, Gamboa Holdings, Inc., a corporation organized under the laws of the Philippines, and Joyce Link Holdings, Ltd., a [     ] organized under the laws of Hong Kong.

     “Note Guarantee” means the guarantee of a Guarantor described in Article 9 and to be delivered by NII and the Guarantors from time to time pursuant to Section 4.20.

     “Note Register” has the meaning provided in Section 2.04.

     “Notice of Registered Transfer” means a written notice from a Holder of Restricted Physical Notes to the Company and the Registrar certifying that such Holder has transferred the Notes pursuant to an effective registration statement under the Securities Act, that any prospectus delivery requirements of the Securities Act have been complied with in connection with such transfer, that such Holder is named as a selling stockholder in such prospectus and that the aggregate amount of Notes transferred are not in excess of those listed in the prospectus as being offered by such Holder.

     “Notes” means any of the securities, as defined in the recitals hereof, that are authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Notes” shall include the Notes initially issued on the Effective Date and any other Notes issued after the Effective Date under this Indenture. For purposes of this Indenture, all Notes shall vote together as one series of Notes under this Indenture.

     “Offer to Purchase” means an offer by the Company to purchase Notes from the Holders commenced by mailing a notice to the Trustee and each Holder at its last registered address stating such disclosures as are required by law and:

     (1)  the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis;

     (2)  the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Payment Date”);

     (3)  that any Note not tendered will continue to amortize original issue discount or accrue interest, as the case may be, pursuant to its terms;

     (4)  that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to amortize original issue discount or accrue interest on and after the Payment Date;

     (5)  that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled “Option of the Holder to Elect Purchase” on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Payment Date;

     (6)  that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the Accreted Value of Notes delivered for purchase and a statement that such Holder is withdrawing such Holder’s election to have such Notes purchased;

     (7)  that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1.00 or integral multiples thereof; and

     (8)  the instructions Holders must follow to properly tender their Notes.

     “Officer” means, with respect to the Company or NII, as the case may be, the following of its officers: (i) the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, and (ii) the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary.

     “Officers’ Certificate” means a certificate of the Company or, if so stated herein, NII, signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause (ii) of the definition thereof. Each Officers’ Certificate (other than certificates provided pursuant to TIA Section 314(a)(4)) shall include the statements provided for in TIA Section 314(e).

     “Opinion of Counsel” means a written opinion signed by legal counsel reasonably acceptable to the Trustee, which counsel may be an employee of or counsel to the Company. Each such Opinion of Counsel shall include the statements provided for in TIA Section 314(e).

     “Overhead Services Agreement” means the Amended and Restated Overhead Services Agreement, entered into as of the Effective Date, between NII and Nextel and any amendment or successor agreement thereto.

     “Paying Agent” has the meaning provided in Section 2.04, except that, for the purposes of Article Ten, the Paying Agent shall not be the Company or an Affiliate of the Company. The term “Paying Agent” includes any additional Paying Agent.

     “Permitted Amounts” means, at any date of determination, an amount equal to:

     (1)  Net Cash Proceeds of all sales of Equity Interests in NII subsequent to the Effective Date; plus

     (2)  Ten percent (10%) of the Consolidated EBITDA during the period from the Effective Date through December 31, 2004, plus

     (3)  Twenty percent (20%) of the remainder of (i) Consolidated EBITDA less (ii) cumulative Capex of the Restricted Group Members, in each case, during the period from January 1, 2005 through such date of determination.

     “Permitted Consolidated Leverage Ratio(s)” has the meaning set forth in Section 4.03.

     “Permitted Investment” means any Investment:

     (1)  in a Restricted Group Member other than a Restricted Affiliate (or a Person that will, upon the making of such Investment, become a Restricted Group Member or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, any Restricted Group Member, provided that such Person’s primary business is related, ancillary or complementary to the businesses of the Restricted Group Members on the date of such Investment);

     (2)  in a Restricted Affiliate (or a Person that will, upon the making of such Investment, become a Restricted Affiliate or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, a Restricted Affiliate; provided that such Person’s primary business is related, ancillary or complementary to the businesses of the Restricted Group Members on the date of such Investment), provided that any such Investment shall cease to be a Permitted Investment if such Restricted Affiliate ceases to be a Restricted Affiliate or ceases to observe any of the provisions of the covenants that are applicable to such Restricted Affiliate, provided further that if such Restricted Affiliate ceases to be a Restricted Affiliate or such Restricted Affiliate ceases to observe any of the provisions of the covenants applicable to it solely as a result of circumstances, developments or conditions beyond the control of NII (such failure to be a Restricted Affiliate or failure to observe a covenant as a result of any such circumstance, development or condition, being an “Involuntary Event”) any such Investment previously made in such Restricted Affiliate will not cease to be a Permitted Investment unless such Involuntary Event continues for 90 days;

     (3)  in a Restricted Affiliate or in a Restricted Subsidiary of such Restricted Affiliate (or a Person that will, upon the making of such Investment, become a Restricted Subsidiary of such Restricted Affiliate or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, such Restricted Affiliate or a Restricted Subsidiary of such Restricted Affiliate); provided that such Person’s primary business is related, ancillary or complementary to the businesses of the Restricted Group Members on the date of such Investment;

     (4)  in Cash Equivalents;

     (5)  in payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

     (6)  in stocks, obligations or securities received in satisfaction of judgments or as part of or in connection with the bankruptcy, winding up or liquidation of a Person, except if such stocks, obligations or securities are received in consideration for an Investment made in such Person in connection with or anticipation of such bankruptcy, winding up or liquidation;

     (7)  made pursuant to, or payments made in satisfaction of, Permitted Tower Transactions;

     (8)  in inventory and accounts receivable made in the ordinary course of business; and

     (9)  received as consideration in an Asset Sale made in compliance with Section 4.10.

     Notwithstanding the foregoing, the term “Permitted Investment” excludes any Investment in NII Brazil, other than pursuant to clause (7) above or an Investment in any entity referred to in the definition of NII Brazil made solely by one or more other entities referred to in the definition of NII Brazil.

     “Permitted Liens” means:

     (1)  Liens for taxes, assessments, governmental charges or claims that are not yet due or that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

     (2)  statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

     (3)  Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security;

     (4)  Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers’ acceptances, surety and appeal bonds provided in the ordinary course of business, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

     (5)  easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of any Restricted Group Member;

     (6)  Liens (including extensions and renewals thereof) upon real or personal property acquired after the Effective Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred in accordance with Section 4.03 (i) to finance the cost (including the cost of design, development, construction, improvement, installation or integration) of the items of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property, or (ii) to refinance any Indebtedness previously so secured, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of the cost of that property and (c) any such Lien shall not extend to or cover any property or assets other than such items of property or assets and any improvements on such items;

     (7)  leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Restricted Group Members, taken as a whole;

     (8)  Liens encumbering property or assets under construction arising from progress or partial payments by a customer of a Restricted Group Member relating to such property or assets;

     (9)  any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease;

     (10)  Liens arising from filing Uniform Commercial Code financing statements (or substantially equivalent filings outside the United States) regarding leases other than Capitalized Leases;

     (11)  Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person is acquired by, merged into or consolidated with any Restricted Group Member; so long as such Liens were not created in contemplation of such acquisition, merger or consolidation and do not extend to or cover any property or assets of any Restricted Group Member other than the property or assets acquired;

     (12)  Liens in favor of any Restricted Group Member;

     (13)  Liens arising from the rendering of a final judgment or order against any Restricted Group Member that does not give rise to an Event of Default;

     (14)  Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

     (15)  Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

     (16)  Liens encumbering customary initial deposits and margin deposits, and other Liens that are either within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, future contracts, futures options or similar agreements or arrangements designed solely to protect any Restricted Group Member from fluctuations in interest rates, currencies or the price of commodities;

     (17)  Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Restricted Group Member in the ordinary course of business in accordance with the past practices of the Restricted Group Members prior to the Effective Date;

     (18)  Liens on or sales of receivables;

     (19)  Liens on the Capital Stock of Unrestricted Subsidiaries and Unrestricted Affiliates; and

     (20)  Liens securing the Notes, the New MEFA and the New EFA; provided, however, that, except with respect to Liens securing the Notes, the New EFA and the New MEFA, the term “Permitted Lien” shall not include any Lien to the extent such lien was created (or increased) after the Effective Date if such Lien secures Indebtedness or other obligations of one or more Unrestricted Subsidiaries and encumbers assets (other than Capital Stock of an Unrestricted Subsidiary) of a Restricted Group Member.

     “Permitted Tower Transaction” means a payment or other Investment by NII in a Subsidiary of NII made to enable such Subsidiary to pay (directly or indirectly) a lease payment or other payment required under a sale-leaseback tower transaction (including, without limitation, any build-to suit arrangement entered into in connection with such sale leaseback) entered into by or on behalf of any one or more of NII’s Subsidiaries, which transaction has been determined to be in the best interests of NII by its Board of Directors, as evidenced by a resolution of the Board of Directors and an Officers’ Certificate of NII.

     “Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     “Physical Notes” has the meaning provided in Section 2.01.

     “Plan of Reorganization” has the meaning set forth in the preambles to this Indenture.

     “Preferred Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s preferred or preference stock, whether now outstanding or issued after the date of this Indenture, including, without limitation, all series and classes of such preferred or preference stock.

     “principal” of a debt security, including the Notes, means the principal amount due on the Stated Maturity of such debt security.

     “Redeemable Stock” means any class or series of Equity Interest of any Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise is or upon the happening of an event could be:

     (1)  required to be redeemed or repurchased prior to the one year anniversary of the Stated Maturity of the principal of the Notes;

     (2)  redeemable at the option of the holder of such class or series of Capital Stock at any time prior to such one year anniversary of the Stated Maturity of the principal of the Notes; or

     (3)  convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity prior to such one year anniversary of the Stated Maturity of the principal of the Notes;

provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the one year anniversary of the Stated Maturity of the principal of the Notes shall not constitute Redeemable Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Section 4.10 and Section 4.11 and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company’s repurchase of such Notes as are required to be repurchased pursuant to Section 4.10 and Section 4.11.

     “Redemption Date”, when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

     “Redemption Price”, when used with respect to any Note to be redeemed, means the price at which such Note is to be redeemed pursuant to this Indenture.

     “Registrar” has the meaning provided in Section 2.04.

     “Regular Record Date” has the meaning set forth in Exhibit A hereto.

     “Required Consent” means, except as otherwise expressly provided in this Indenture with respect to matters requiring the consent of each Holder of Notes affected thereby, the consent of Holders of not less than a majority in aggregate Accreted Value of the outstanding Notes.

     “Responsible Officer” means any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

     “Restricted Affiliate” means any direct or indirect Minority Owned Affiliate of NII that is listed on Exhibit C hereto or has been designated by the Board of Directors of NII (as the case may be) as a Restricted Affiliate based upon a good faith determination by such Board of Directors that NII has, directly or indirectly, the requisite control over such Minority Owned

Affiliate to prevent it from Incurring Indebtedness, or taking any other action at any time, in contravention of any of the provisions of this Indenture that are applicable to Restricted Affiliates; provided that immediately after giving effect to such designation (x) the Liens and Indebtedness of such Minority Owned Affiliate outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred for all purposes of this Indenture and (y) no Default or Event of Default shall exist. NII will be required to deliver an Officers’ Certificate of NII to the Trustee upon designating any Minority Owned Affiliate as a Restricted Affiliate. The Restricted Affiliates, as of the Effective Date, are identified on Exhibit C hereto.

     “Restricted Group Members” means collectively, the Company, NII, each Restricted Subsidiary of the Company or NII, each Restricted Affiliate and each Restricted Subsidiary of such Restricted Affiliate. The Restricted Group Members, as of the Effective Date, are identified on Exhibit C hereto.

     “Restricted Payments” has the meaning provided in Section 4.04.

     “Restricted Subsidiary” means any Subsidiary of the Company or NII other than an Unrestricted Subsidiary. The Restricted Subsidiaries, as of the Effective Date, are identified on Exhibit C hereto.

     “Securities Act” means the Securities Act of 1933, as amended.

     “Significant Group Member” means, at any date of determination, any Restricted Group Member that (a) together with its Restricted Subsidiaries and Restricted Affiliates (1) for the most recent fiscal year of NII, accounted for more than 10% of the consolidated revenues of the Restricted Group Members, (2) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Restricted Group Members, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year, or (3) for such fiscal year accounted for more than 10% of Consolidated EBITDA, or (b) is an obligor under the New MEFA, the New EFA or any other Indebtedness having an outstanding principal amount of $10 million or more in the aggregate.

     “S&P” means Standard & Poor’s Credit Market Services, a division of The McGraw Hill Companies, Inc., and its successors.

     “Spectrum Sharing Agreement” means the Spectrum Use and Build Out Agreement among NII, Servicios de Radiocomunicacion Movil de Mexico S.A. de C.V., Sistemas de Comunicaciones Troncales S.A. de C.V., Nextel of California, Inc. and Nextel License Holdings 2, Inc.

     “Standstill Agreement” means the Standstill Agreement by and among NII, Nextel, Mackay Shields LLC on behalf of certain funds and accounts it manages and Merrill Lynch High Income Bond Fund.

     “Stated Maturity” means, with respect to any debt security, (1) the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable, and (2) with respect to any scheduled installment of principal or interest on any debt security, the date specified in such debt security as the fixed date on which any scheduled installment of principal of or interest is due and payable.

     “Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person, and (ii) any other Person (other than a corporation), including, without limitation, a joint venture, in which such Person or one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions). For purposes of this definition, any directors’ qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

     “TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb), as in effect on the date this Indenture was executed.

     “Trademark License Agreement” means that certain Third Amended and Restated Trademark License Agreement between NII and Nextel, dated on or about the Effective Date.

     “Trade Payables” means, with respect to any Person, (i) the deferred and unpaid purchase price of subscriber units so long as the purchase price is due no later than 365 days after taking delivery and title thereto, and (ii) any accounts payable or any other indebtedness or monetary obligation to trade creditors not more than 45 days past due, created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

     “Transaction Date” means, with respect to the Incurrence of any Indebtedness by any Restricted Group Member, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

     “Trustee” means Wilmington Trust Company until a successor replaces it (or any previous successor) in accordance with the provisions of this Indenture and thereafter means such successor.

     “U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the principal of the Notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the

U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

     “United States Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended and as codified in Title 11 of the United States Code, as amended from time to time hereafter, or any successor federal bankruptcy law.

     “Unrestricted Affiliate” means any Minority Owned Affiliate of NII other than a Restricted Affiliate. Unrestricted Affiliates, as of the Effective Date, are identified on Exhibit E hereto.

     “Unrestricted Subsidiary” means (1) the entities listed on Exhibit E hereto as Unrestricted Subsidiaries, (2) any Subsidiary of NII that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of NII in the manner provided below and (3) any Subsidiary of an Unrestricted Subsidiary. Unrestricted Subsidiaries, as of the Effective Date, are identified on Exhibit E hereto.

     “Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

     “Wholly Owned” means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director’s qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

     SECTION 1.02 Incorporation by Reference to Trust Indenture Act

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings: “indenture notes” means the Notes; “indenture note holder” means a Holder or a Noteholder; “indenture to be qualified” means this Indenture; “indenture trustee” or “institutional trustee” means the Trustee; and “obligor” on the indenture securities means the Company or any other obligor on the Notes. All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.

     SECTION 1.03 Rules of Construction

     Unless the context otherwise requires: (1) a term has the meaning assigned to it; (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP; (3) “or” is not exclusive; (4) words in the singular include the plural, and words in the plural include the singular; (5) provisions apply to successive events and transactions; (6) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; (7) all ratios and computations based on GAAP contained in this Indenture shall be computed in accordance with the definition of GAAP set forth in Section 1.01; (8) all references to Sections or Articles refer to Sections or Articles of this

Indenture unless otherwise indicated; and (9) all references to “$” or to “dollars” shall mean currency of the United States of America.

ARTICLE TWO
THE NOTES

     SECTION 2.01 Form and Dating.

     The Company has authorized the issuance of Notes of up to a maximum principal amount at maturity of $180,820,856. The Notes are senior secured obligations of the Company. The Notes and the Trustee’s certificate of authentication shall be substantially in the form annexed hereto as Exhibit A with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange or securities depository agreements to which the Company is subject. The Company shall approve the form of the Notes and any notation, legend or endorsement on the Notes. Each Note shall be dated the date of its authentication. The terms and provisions contained in the form of the Notes annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. Notes issued in reliance upon 11 U.S.C. Section 1145 shall be in the form of one or more global notes in registered form substantially in the form of Exhibit A, bearing the legend set forth in Section 2.02(a) (collectively, “Global Notes”) or, at the request of a Holder to whom Notes are to be issued in reliance upon 11 U.S.C. § 1145, in the form of certificated notes in registered form substantially in the form set forth on Exhibit A (the “Non-Restricted Physical Notes”). The aggregate principal amount of Global Notes may be increased or decreased from time to time by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided. Notes issued pursuant to Regulation D under the Securities Act shall be issued in the form of certificated notes in registered form in substantially the form set forth in Exhibit A, but bearing the legend set out in Section 2.02(b) (collectively, the “Restricted Physical Notes”). The Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.

     SECTION 2.02 Restrictive Legends.

(a)	Each Global Note shall bear the following legend on the face thereof:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO NII HOLDINGS (CAYMAN), LTD. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED

REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

     (b)  Unless and until sold pursuant to an effective registration statement under the Securities Act or an exemption under the Securities Act, each Restricted Physical Note shall bear the following legend on the face thereof.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION WHICH, IN THE OPINION (ADDRESSED TO THE REGISTRAR AND THE COMPANY) OF COUNSEL SATISFACTORY TO THE REGISTRAR AND THE COMPANY, IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SAID ACT.

     SECTION 2.03 Execution, Authentication and Denominations.

     The Notes shall be executed by two Officers of the Company. The signature of any Officer on the Notes may be by facsimile or manual signature in the name and on behalf of the Company. If any Officer whose signature is on a Note no longer holds that office at the time the Trustee or authenticating agent authenticates the Note, the Note shall be valid nevertheless. A Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. At any time and from time to time after the execution of this Indenture, the Trustee or an authenticating agent shall, upon receipt of a Company Order, authenticate for original issue Notes in the aggregate principal amount specified in such Company Order up to a maximum principal amount at maturity of $180,820,856; provided that the Trustee shall be entitled to receive an Officers’ Certificate and an Opinion of Counsel of the Company in connection with such authentication of Notes. The Trustee may appoint an authenticating agent to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

     SECTION 2.04 Registrar and Paying Agent.

     The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”), an office or agency where Notes may be presented for payment (the “Paying Agent”) and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served, which shall be in the Borough of Manhattan, The City of New York. The Company shall cause the Registrar to keep a register of the Notes and of their transfer and exchange (the “Note Register”). The Company may have one or more co-Registrars and one or more additional Paying Agents. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent. If the Company fails to maintain a Registrar, Paying Agent and/or agent for service of notices and demands, the Trustee shall act as such Registrar, Paying Agent and/or agent for service of notices and demands, and shall be entitled to appropriate compensation in accordance with Section 7.07. The Company may remove any Agent upon 30 days written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso. The Company, any Subsidiary of the Company, or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar, and/or agent for service of notice and demands. The Company initially appoints the Trustee as Registrar, Paying Agent, authenticating agent and agent for service of notice and demands. If, at any time, the Trustee is not the Registrar, the Registrar shall make available to the Trustee at least ten (10) Business Days before each Interest Payment Date and at such other times as the Trustee may reasonably request, the names and addresses of the Holders as they appear in the Note Register, which list may conclusively be relied upon by the Trustee.

     SECTION 2.05 Paying Agent to Hold Money in Trust.

     Not later than each due date of the Accreted Value, premium, if any, and interest on any Notes, the Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay such Accreted Value, premium, if any, and interest so becoming due in a timely manner that permits the Paying Agent to remit payment to the Holders on such due date. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of Accreted Value of, premium, if any, and interest on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes), and such Paying Agent shall promptly notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any Event of Default under Section 6.01(a) or (b), upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the

Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, it will, on or before each due date of any principal of, premium, if any, or interest on the Notes, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such Accreted Value, premium, if any, or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee of its action or failure to act.

     SECTION 2.06 Transfer and Exchange.

     The Notes are issuable only in registered form. A Holder may transfer a Note only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Note Register. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee, and any agent of the Company shall treat the Person in whose name the Note is registered as the owner thereof for all purposes whether or not the Note shall be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary. Furthermore, any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent) and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry. When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange or redemption of the Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 2.11, 3.08 or 11.04). The Registrar shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 3.03 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

     SECTION 2.07 Book-Entry Provisions for Global Notes.

     (a)  The Global Notes initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.02(a). Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the

Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

     (b)  The registered holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

     (c)  Global Notes and interests therein may not be exchanged for Non-Restricted Physical Notes, whether in whole or in part, unless (i) the Depositary (x) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes and the Company thereupon fails to appoint a successor depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Non-Restricted Physical Notes, (iii) any beneficial owner of interests in a Global Note so requests or (iv) a Default or an Event of Default exists and the Trustee requests the issuance of Non-Restricted Physical Notes. In any such case, the Company will notify the Trustee in writing that, upon surrender by the beneficial owners of their interests in such Global Notes, Non-Restricted Physical Notes will be issued to each Person that such direct and indirect participants in the Depositary identify as being the beneficial owner of the related Notes.

     SECTION 2.08 Transfers of Restricted Physical Notes

     No transfer of a Restricted Physical Note shall be registered by the Registrar unless the Registrar receives Notice of Registered Transfer that such Note was sold pursuant to an effective registration statement under the Securities Act, or the Registrar receives an Opinion of Counsel satisfactory to it and the Company, addressed to it and to the Company, to the effect that such transfer is exempt from the registration requirements of the Securities Act. If, in connection with any such transfer, the Registrar receives an Opinion of Counsel satisfactory to it and the Company, addressed to it and to the Company, to the effect that the transferee of such transfer may sell the transferred Notes without compliance with the registration requirements of the Securities Act, or a Notice of Registered Transfer, then the Registrar shall reflect on its books and records the issuance of a Non-Restricted Physical Note or, if appropriate instructions are given in accordance with the Depositary’s and the Registrar’s procedures, an increase in the principal amount of the Global Notes, in each case in an amount equal to the principal amount of the Restricted Physical Notes to be transferred, and the Trustee shall cancel the Restricted Physical Notes so transferred.

     SECTION 2.09 Replacement Notes.

     If a mutilated Note is surrendered to the Trustee or if the Holder claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note of like tenor and amount and bearing a number not contemporaneously outstanding; provided that the requirements of this Section 2.09 are met. If required by the Trustee or the Company, an indemnity bond must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company, the Trustee or any

Agent from any loss that any of them may suffer if a Note is replaced. The Company may charge such Holder for its reasonable expenses and the expenses of the Trustee in replacing a Note. If any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof. Every replacement Note is an additional obligation of the Company and shall be entitled to the benefits of this Indenture.

     SECTION 2.10 Outstanding Notes.

     Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.10 as not outstanding. If a Note is replaced pursuant to Section 2.09, it ceases to be outstanding unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser. If the Paying Agent (other than the Company or an Affiliate of the Company) holds on the maturity date money sufficient to pay Notes payable on that date and is not prohibited from paying such cash pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them shall cease to accrue. A Note does not cease to be outstanding because the Company or one of its Affiliates holds such Note; provided, however, that, in determining whether the Holders of the requisite principal amount of the outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

     SECTION 2.11 Temporary Notes.

     Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers executing the temporary Notes, as evidenced by their execution of such temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

     SECTION 2.12 Cancellation.

     The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder that the Company has not issued and sold. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate thereof) shall cancel all Notes surrendered for transfer, exchange, payment or cancellation in accordance with its normal procedure. Subject to Section 2.09, the Company shall not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation.

     SECTION 2.13 CUSIP Numbers.

     The Company in issuing the Notes may use “CUSIP,” “CINS” or “ISIN” numbers (if then generally in use), and the Trustee shall use CUSIP, CINS or ISIN numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in any of such numbers.

     SECTION 2.14 Defaulted Interest.

     If the Company defaults in a payment of interest on the Notes, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date. A special record date, as used in this Section 2.14 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder and to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid.

ARTICLE THREE
REDEMPTION

     SECTION 3.01 Right of Redemption.

     The Notes may be redeemed, at the Company’s option, in whole or in part, at any time or from time to time, on or after January 1, 2006, and prior to maturity, at the following Redemption Prices (expressed in percentages of Accreted Value), plus accrued and unpaid interest, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on an Interest Payment Date), if redeemed during the 12-month period commencing January 1 of the years set forth below:

Year	Redemption Price
2006	106.50%
2007	103.25%
2008 and thereafter	100.00%

     SECTION 3.02 Notices to Trustee.

     If the Company elects to redeem Notes pursuant to Section 3.01, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Notes to be redeemed. The Company shall give each notice provided for in this Section 3.02 in an Officers’ Certificate at least 45 days before the Redemption Date (unless a shorter period shall be satisfactory to the Trustee).

     SECTION 3.03 Selection of Notes to Be Redeemed.

     If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed in compliance with the requirements, as certified to it by the Company, of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate; provided that no Notes of $1.00 in principal amount or less shall be redeemed in part. The Trustee shall make the selection from the Notes outstanding and not previously called for redemption. Notes in denominations of $1.00 in principal amount may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1.00 in principal amount or any integral multiple thereof) of Notes that have denominations larger than $1.00 in principal amount. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company and the Registrar promptly in writing of the Notes or portions of Notes to be called for redemption.

     SECTION 3.04 Notice of Redemption.

     With respect to any redemption of Notes pursuant to Section 3.01, at least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail to each Holder whose Notes are to be redeemed at such Holder’s last address as it appears in the Note Register. The notice shall identify the Notes (including CUSIP, CINS or ISIN number(s)) to be redeemed and shall state: (1) the Redemption Date; (2) the Redemption Price, including the amount of accrued interest to the paid; (3) the name and address of the Paying Agent; (4) that Notes called for redemption must be surrendered to the Paying Agent in order to collect the Redemption Price; (5) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue (and the Accreted Value of the Notes called for redemption ceases to increase) on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued interest to the Redemption Date upon surrender of the Notes to the Paying Agent; (6) that, if any Note is being redeemed in part, the portion of the principal amount (equal to $1.00 in principal amount or any integral multiple thereof) of such Note to be redeemed and that, on and after the Redemption Date, upon surrender for cancellation of such Note to the Paying Agent, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be reissued without charge to the Holder; and (7) that, if any Note contains a CUSIP, CINS or ISIN number as provided in Section 2.13, no representation is being made as to the correctness of the CUSIP, CINS or ISIN number either as printed on the Notes or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes. At the Company’s request (which request may be revoked by the Company at any time prior to the time at which the Trustee shall have given such notice to the Holders), made in writing to the Trustee at least 30 days (or such shorter period as shall be satisfactory to the Trustee) before a Redemption Date, the Trustee shall give the notice of redemption in the name and at the expense of the Company. If, however, the Company gives such notice to the Holders, the Company shall concurrently deliver to the Trustee an Officers’ Certificate stating that such notice has been given.

     SECTION 3.05 Effect of Notice of Redemption.

     Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price, plus accrued interest to the Redemption Date. Notice of redemption shall be deemed to be given when properly mailed pursuant to Section 3.04, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Notes held by Holders to whom such notice was properly given.

     SECTION 3.06 Deposit of Redemption Price.

     On or prior to any Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, shall segregate and hold in trust as provided in Section 2.05) money in immediate available funds sufficient to pay the Redemption Price of and accrued interest on all Notes or portions thereof to be redeemed on that date other than Notes or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation. The Paying Agent shall promptly return to the Company any money deposited with the Paying Agent by the Company in excess of the amounts necessary to pay the Redemption Price of, and accrued and unpaid interest on, all Notes to be redeemed.

     SECTION 3.07 Payment of Notes Called for Redemption.

     If notice of redemption has been given in the manner provided above, the Notes or portion of Notes specified in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued interest to such Redemption Date, and on and after such date (unless the Company shall default in the payment of such Notes at the Redemption Price and accrued interest to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Notes), such Notes shall cease to accrue interest. Upon surrender of any Note for redemption in accordance with a notice of redemption, such Note shall be paid and redeemed by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided that installments of interest whose Stated Maturity is on or prior to the

Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant Regular Record Date.

     SECTION 3.08 Notes Redeemed in Part.

     Upon surrender of any Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder without charge a new Note of equal Accreted Value to the unredeemed portion of such surrendered Note.

ARTICLE FOUR
COVENANTS

     SECTION 4.01 Payment of Notes.

     The Company shall pay or cause to be paid the Accreted Value of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of Accreted Value, premium, if any, or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company, or any Affiliate of any of them) holds on that date money designated for and sufficient to pay the installment in a timely manner and is not prohibited from paying such money to the Holders of the Notes pursuant to the terms of this Indenture. The Company will pay interest on overdue Accreted Value at the rate and in the manner provided in the Notes; it shall pay interest on overdue installments of interest at the same rate and in the same manner, to the extent lawful.

     SECTION 4.02 Maintenance of Office or Agency.

     The Company will maintain in the Borough of Manhattan, the City of New York an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02. The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby initially designates the Corporate Trust Office of the Trustee, located in the Borough of Manhattan, the City of New York, [to be confirmed with Trustee] as such office of the Company in accordance with this Section 4.02 and Section 2.04.

     SECTION 4.03 Limitation on Indebtedness.

     (a)  No Restricted Group Member shall (i) Incur any Indebtedness (other than the Notes, the Note Guarantees, the New MEFA, the New EFA and other Indebtedness existing on the Effective Date); or (ii) issue any Redeemable Stock; provided that, after the first anniversary of the Effective Date, the Restricted Group Members may Incur Indebtedness, if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom on a pro forma basis, the Consolidated Leverage Ratio would not be greater than: (A) 5 to 1 during the period from the day after the first anniversary of the Effective Date through the day of the second anniversary of the Effective Date; (B) 4.5 to 1 during the period from the day after the second anniversary of the Effective Date through the day of the third anniversary of the Effective Date; (C) 4 to 1 during the period from the day after the third anniversary of the Effective Date through the day of the fourth anniversary of the Effective Date; and (D) 3.5 to 1 on any day after the fourth anniversary of the Effective Date (the foregoing permitted ratios for the applicable period specified being referred to in this Indenture, collectively, as the “Permitted Consolidated Leverage Ratios” and each as a “Permitted Consolidated Leverage Ratio”).

     (b)  Notwithstanding the provisions of Section 4.03(a), the Restricted Group Members (except as specified below) may Incur each and all of the following at any time:

(1) Indebtedness outstanding at any time in an aggregate principal amount not to exceed $50 million for all Restricted Group Members, collectively, less any amount of such Indebtedness permanently repaid as provided under Section 4.10;

(2) Indebtedness (other than Indebtness of NII Brazil) (A) to the Company evidenced by an unsubordinated promissory note or (B) to any other Restricted Group Member; provided that any event that results in any such Restricted Group Member ceasing to be a Restricted Group Member or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Group Member) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (2);

(3) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness (other than Indebtedness Incurred under clause (1), (2), (4), (5) or (6) of this Section 4.03 (b)) or any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus required premiums, accrued interest, and fees and expenses paid to Persons who are not Affiliates of the Company); provided that Indebtedness the proceeds of which are used to refinance or refund the Notes or Indebtedness that is pari passu with, or subordinated in right of payment to, the Notes shall only be permitted under this clause (3) if (a) if the Notes are refinanced in part or the Indebtedness to be refinanced is pari passu with the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Notes, (b) if the Indebtedness to be refinanced is subordinated in right of payment to the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes and (c) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new

Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; provided further that in no event may Indebtedness of the Company or NII be refinanced by means of any Indebtedness of any other Restricted Group Member pursuant to this clause (3);

(4) Indebtedness (a) in respect of performance, surety or appeal bonds provided in the ordinary course of business, (b) under Currency Agreements and Interest Rate Agreements; provided that such agreements (x) are designed solely to protect the any Restricted Group Member against fluctuations in foreign currency exchange rates or interest rates and (y) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; or (c) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of any Restricted Group Member pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Equity Interests in any Restricted Group Member (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Equity Interests for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Restricted Group Members Incurring such Indebtedness in connection with such disposition;

(5) Indebtedness to the extent the net proceeds thereof are promptly (a) used to purchase Notes tendered in an Offer to Purchase made as a result of a Change in Control or (b) deposited to defease the Notes as set forth in Article Ten;

(6) Guarantees of the Notes, the New MEFA and the New EFA; Guarantees by NII of Permitted Tower Transactions; and Guarantees of other Indebtedness of the Company or NII by any Restricted Group Member provided the Guarantee of such Indebtedness is permitted by and made in accordance with Section 4.07; and

(7) Indebtedness Incurred as part of a Permitted Tower Transaction.

     (c)  Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that the Restricted Group Members may Incur pursuant to this Section 4.03 shall be deemed not to have been exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies.

     (d) For purposes of determining any particular amount of Indebtedness under this Section 4.03, Guarantees of, Liens securing or other obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this Section 4.03, if an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses and may reclassify the Indebtedness from time to time.

     SECTION 4.04 Limitation on Restricted Payments.

     (a)  No Restricted Group Member may, directly or indirectly:

(1) declare or pay any dividend or make any distribution on or with respect to its Equity Interests (other than (x) dividends or distributions payable solely in shares of its Capital Stock (other than Redeemable Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (y) pro rata dividends or distributions on its Capital Stock held by Persons other than another Restricted Group Member, provided that any Restricted Group Member holding shares of Capital Stock of such dividend-or distribution-paying Restricted Group Member shall receive such pro rata dividends or distributions as may be due to such Restricted Group Member at or prior to the payment of such pro rata dividends or distributions to such other Persons); provided that no such dividend or distribution may be declared, paid or made to an entity referred to in the definition of NII Brazil other than by another entity referred to in the definition of NII Brazil;

(2) purchase, redeem, retire or otherwise acquire for value any Equity Interest in (a) NII, any Unrestricted Subsidiary or any Unrestricted Affiliate held by any Person or (b) a Restricted Group Member held by any Affiliate of the Company (other than a Restricted Group Member except NII Brazil) or any holder (or any Affiliate of such holder) of 5% or more of the Capital Stock of NII;

(3) make any principal payment, or redemption, repurchase, defeasance, or other acquisition or retirement for value prior to the scheduled dates of payment, of Indebtedness of any Restricted Group Member that is subordinated in right of payment to the Notes (other than the purchase, repurchase or the acquisition of Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in any case due within one year of the date of purchase, repurchase or acquisition);

(4) make any Investment in NII Brazil (other than a Permitted Investment) unless, at the time of, and after giving effect to, the proposed Investment:

(A) no Default or Event of Default would exist; and

(B) such Investment, together with the aggregate amount of all other Investments governed by this clause (4) together with those governed by clause (5) below made after the Effective Date would not exceed the Permitted Amounts. The amount of any such Investment if other than cash shall be its fair market value; or

(5) make any Investment (other than a Permitted Investment) in any Person other than NII Brazil (such payments and any other actions described in this clause (5) or in any of clauses (1) through (4) above being collectively referred to as “Restricted Payments”) unless, at the time of, and after giving effect to, the proposed Investment:

(A) no Default or an Event of Default would exist;

(B) the Consolidated Leverage Ratio would not be greater than the applicable Permitted Consolidated Leverage Ratio; provided, however, that no Restricted Group Member may make any such Investment during any period in which the Consolidated Leverage Ratio is not able to be calculated, and provided further, with respect to any such Investment made on or before the first anniversary of the Effective Date, the applicable Permitted Consolidated Leverage Ratio will be deemed to be 5 to 1; and

(C) such Investment, together with the aggregate amount of all other Investments governed by this clause (5) or clause (4) above (other than Permitted Investments) made after the Effective Date would not exceed the Permitted Amounts. The amount of any such Investment if other than cash shall be its fair market value.

     (b)  This Section 4.04 shall not be violated by reason of:

(1) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with this Section;

(2) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness, other than Indebtedness of NII Brazil, that is subordinated in right of payment to the Notes including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred in accordance with Section 4.03(b)(3) or a substantially concurrent offering of shares of Capital Stock (other than Redeemable Stock) of NII;

(3) the repurchase, redemption or other acquisition of Capital Stock of NII (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Redeemable Stock) of NII;

(4) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of NII which is subordinated in right of payment to the Notes in exchange for, or out of the proceeds of, a substantially concurrent offering of, shares of the Capital Stock of NII (other than Redeemable Stock);

(5) payments or distributions, to dissenting stockholders pursuant to applicable law and in connection with a consolidation, merger or transfer of assets that complies with Article Five of this Indenture;

(6) Investments acquired as a capital contribution to NII, or in exchange for Capital Stock (other than Redeemable Stock) of NII;

(7) the repurchase, redemption or other acquisition for value of Capital Stock of a Restricted Group Member to the extent necessary to prevent the loss or secure the renewal or reinstatement of any material license or franchise held by such Restricted Group Member from any governmental agency; or

                     (8)  Investments in a Person (other than NII Brazil) which has ceased to be a Restricted Affiliate, or ceases to observe a covenant provision applicable to it, as a result of an Involuntary Event; provided (x) such Investment is made with the proceeds of a substantially concurrent capital contribution to, or sale of Capital Stock (other than Redeemable Stock) of, the Company or NII and (y) after such Investment such Involuntary Event shall no longer continue and such Person shall be a Restricted Affiliate;

provided that, except in the case of clauses (1) and (3) of this Section 4.04(b), no Default or Event of Default shall exist.

     (c)  Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted under this Section 4.04 and setting forth the basis upon which the calculations required by this Section 4.04 were computed, which calculations may be based upon NII’s latest available financial statements.

     SECTION 4.05 Limitation on Dividends and Other Payments to Restricted Group Members.

     (a)  No Restricted Group Member shall, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Group Member to (a) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Group Member owned by any other Restricted Group Member, (b) pay any Indebtedness owed to the Company or any other Restricted Group Member, (c) make loans or advances to the Company or any other Restricted Group Member, (d) transfer any of its property or assets to the Company or any other Restricted Group Member, or (e) Guarantee any Indebtedness of the Company or any other Restricted Group Member. The foregoing provisions shall not restrict any encumbrances or restrictions:

(1) existing on the Effective Date in this Indenture or any other agreements in effect on the Effective Date, and any extensions, refinancings, renewals or replacements of such agreements permitted under this Indenture; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

(2) existing under or by reason of applicable law;

(3) existing with respect to any Person or the property or assets of such Person acquired by any Restricted Group Member, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired;

(4) in the case of clause (d) of the first paragraph of this Section 4.05(a), (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of any Restricted Group Member not otherwise prohibited by this Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of any Restricted Group Member in any manner material to any Restricted Group Member; or

(5) with respect to a Restricted Group Member and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Group Member.

     (b)  Nothing contained in this Section 4.05 shall prevent any Restricted Group Member from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in Section 4.09 or (2) restricting the sale or other disposition of property or assets of any Restricted Group Member that secures Indebtedness of any Restricted Group Member.

     SECTION 4.06 Limitation on the Issuance and Sale of Capital Stock of Restricted Group Members.

     No Restricted Group Member will, directly or indirectly, issue or sell or otherwise transfer any shares of Capital Stock of a Restricted Group Member other than NII (including options, warrants or other rights to purchase shares of such Capital Stock), except:

(1) to NII or a Wholly Owned Restricted Subsidiary of NII;

(2) issuances of director’s qualifying shares or sales to foreign nationals of shares of Capital Stock of a foreign Restricted Group Member, to the extent required by applicable law; and

(3) if, immediately after giving effect to such issuance, sale or transfer such Restricted Group Member would no longer constitute a Restricted Group Member, provided any Investment in such Person remaining after giving effect to such issuance, sale or transfer would have been permitted to be made under Section 4.04 if made immediately after such issuance, sale or transfer, and provided that the Net Cash Proceeds, if any, of such sale are applied in accordance with Section 4.10 or such sales are excluded from the definition of “Asset Sale.”

     SECTION 4.07 Limitation on Guarantees by Restricted Group Members.

     (a)  Other than NII’s Guarantee of Permitted Tower Transactions, Guarantees of Indebtedness Incurred under Section 4.03(b)(i), Guarantees of the New MEFA and the New EFA and the Note Guarantees, no Restricted Group Member shall, directly or indirectly, Guarantee any Indebtedness that is pari passu with or subordinate in right of payment to the Notes (“guaranteed indebtedness”), unless:

(1) such Restricted Group Member is or simultaneously becomes a Guarantor (or is the Company); and

(2) such Restricted Group Member waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against any other Restricted Group Member as a result of any payment by such Restricted Group Member under its Note Guarantee; provided that this paragraph shall not be applicable to (x) any Guarantee of any Restricted Group Member that existed at the time such Person became a Restricted Group Member and was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Group Member or (y) any Guarantee of any Restricted Group Member of Indebtedness Incurred under a revolving credit, vendor financing, working capital facility or other credit facility permitted by Section 4.03. If the guaranteed indebtedness is (A) pari passu with the Notes, then the guarantee of such guaranteed indebtedness shall be pari passu with, or subordinated to, the Note Guarantee or (B) subordinated to the Notes, then the Guarantee of such guaranteed indebtedness shall be subordinated to the Note Guarantee at least to the extent that the guaranteed indebtedness is subordinated to the Notes. Notwithstanding the foregoing, any Note Guarantee by a Restricted Group Member other than NII may provide by its terms that it shall be automatically and unconditionally released and discharged upon (1) any sale, exchange or transfer to any Person not an Affiliate of the Company, of all of each Restricted Group Member’s Capital Stock in, or all or substantially all the assets of, such Restricted Group Member (which sale, exchange or transfer is not prohibited by this Indenture) or (2) the release or discharge of the guarantee that resulted in the creation of such Note Guarantee, except a discharge or release by or as a result of payment under such guarantee.

     (b)  Notwithstanding the provisions of Section 4.07(a), no Restricted Group Member may Guarantee Indebtedness of NII Brazil other than Guarantees of the New EFA.

     SECTION 4.08 Limitation on Transactions with Affiliates

     (a)  No Restricted Group Member shall, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Person known by the Company or NII to be an Affiliate of such holder) of 5% or more of any class of Capital Stock of NII or with any Affiliate of any Restricted Group Member, except upon fair and reasonable terms no less favorable to such Restricted Group Member than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm’s-length transaction with a Person that is not such a holder or an Affiliate; provided that the foregoing limitation does not limit, and shall not apply to:

(1) transactions (A) approved by a majority of the disinterested members of the Board of Directors of NII as evidenced by a Board Resolution of NII, or (B) for which a Restricted Group Member delivers to the Trustee a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to such Restricted Group Members from a financial point of view;

(2) any transaction solely between NII and any of its Wholly Owned Restricted Subsidiaries or solely between Wholly Owned Restricted Subsidiaries of NII, other than transactions involving NII Brazil;

(3) any transaction solely between the entities comprising NII Brazil;

(4) the payment of fees to, and the provision of reasonable and customary indemnity on behalf of, directors of the Company, NII and NII’s Restricted Subsidiaries in respect of their capacity as such;

(5) any Restricted Payment permitted by Section 4.04;

(6) payments and other transactions contemplated by the Overhead Services Agreement, the Spectrum Sharing Agreement, the Standstill Agreement, or the Trademark License Agreement, each case as in effect on the Effective Date; or

(7) any transaction between any Restricted Group Member and Nextel or any Subsidiary of Nextel; provided that such transaction is on an arm’s-length basis and in the ordinary course of business.

     (b)  Notwithstanding the foregoing, any transaction or series of related transactions permitted by Section 4.08(a) and not covered by clauses (2) through (6) of Section 4.08(a) and involving aggregate consideration which exceeds $10 million, must be approved or determined to be fair in the manner provided in clauses (A) and (B) of Section 4.08(a)(1).

     SECTION 4.09 Limitation on Liens.

     No Restricted Group Member shall, directly or indirectly, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character, or any shares of Capital Stock or Indebtedness of any Restricted Group Member. The foregoing limitation shall not apply to:

(1) Liens existing on the Effective Date;

(2) Liens created in favor or for the benefit of the Holders;

(3) Liens with respect to the assets of a Restricted Group Member granted by such Restricted Group Member to NII or a Wholly Owned Restricted Subsidiary of NII to secure Indebtedness owing to NII or such Wholly Owned Restricted Subsidiary;

(4) Liens securing Indebtedness of up to $50 million Incurred pursuant to Section 4.03(b)(1), provided that the proceeds of such Indebtedness are used for working capital purposes;

(5) Liens securing the New MEFA and the New EFA and Guarantees thereof; and

(6) Permitted Liens.

     SECTION 4.10 Limitation on Asset Sales.

     (a)  No Restricted Group Member shall consummate any Asset Sale, unless:

(1) such Restricted Group Member receives consideration at the time of such Asset Sale at least equal to the fair market value (as evidenced by an Officers’ Certificate) of the assets subject to such Asset Sale;

(2) at least 75% of the consideration received by such Restricted Group Member in respect of such Asset Sale is in the form of (a) cash or Cash Equivalents or (b) liabilities of a Restricted Group Member (other than liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of such assets if, following such Asset Sale, there is no further recourse to any Restricted Group Member with respect to such liabilities; and

(3) within 12 months of such Asset Sale, the Net Cash Proceeds thereof, at NII’s election, are (a) invested in assets related to the business of NII and its Restricted Subsidiaries in a manner permitted under Section 4.04; (b) used to repay and permanently reduce Indebtedness under the New MEFA, the New EFA, Indebtedness Incurred pursuant to Section 4.03(b)(1), or Indebtedness Incurred pursuant to Section 4.03(b)(3) (as long as the proceeds of Indebtedness Incurred pursuant to Section 4.03(b)(3) are used to refinance and replace the Indebtedness under the New MEFA or the New EFA); or (c) to the extent not used as provided in clause (a) or (b) (such unused funds being hereinafter referred to as “Excess Proceeds”) applied to make an offer to purchase Notes as described below (an “Excess Proceeds Offer”);

provided, that the Company will not be required to make an Excess Proceeds Offer at any time unless the aggregate amount of Net Cash Proceeds from all Asset Sales shall exceed $5 million. Pending the final application of any such Net Cash Proceeds, the selling Restricted Group Member, the Company or NII may temporarily invest such Net Cash Proceeds in Cash Equivalents.

     (b)  Notwithstanding the provisions of Section 4.10(a), to the extent that any or all of the Net Cash Proceeds from any Asset Sale involving assets located outside the Cayman Islands are prohibited or delayed by applicable local law from being repatriated to the Cayman Islands and such Net Cash Proceeds are not actually applied in accordance with the foregoing paragraph, the Company shall not be required to apply the portion of such Net Cash Proceeds so affected and may permit such Restricted Group Member to retain such portion of such Net Cash Proceeds so long, but only so long, as the applicable local law will not permit repatriation to the Cayman Islands. The applicable Restricted Group Member shall promptly take all actions required by the applicable local law to permit such repatriation and once such repatriation is permitted, such repatriation will be immediately effected and such repatriated Net Cash Proceeds will be promptly applied in the manner set forth in this covenant as if the Asset Sale had occurred on such date above; provided that to the extent the Company determines in good faith that repatriation of any or all of the Net Cash Proceeds of such Asset Sale would have a material adverse tax consequence, such Net Cash Proceeds may be retained by the applicable Restricted

Group Member for so long as such material adverse tax event would continue, provided that no Default or Event of Default exists.

     (c)  If the Company elects, or becomes obligated to make, an Excess Proceeds Offer, the Company will, within 30 days, make an Offer to Purchase Notes having an aggregate Accreted Value of Notes equal to the Excess Proceeds at a purchase price equal to 100% of the aggregate Accreted Value plus accrued and unpaid interest, if any, to the payment date stated in the Offer to Purchase. If the aggregate purchase price for the Notes tendered pursuant to the Excess Proceeds Offer is less than the Excess Proceeds, NII and its Restricted Subsidiaries may use the portion of the Excess Proceeds remaining after payment of such purchase price for general corporate purposes.

     (d)  Each Excess Proceeds Offer will remain open for a period of at least 20 business days. On the Payment Date, the Company shall, to the extent lawful (A) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to the Offer to Purchase; (B) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so tendered and accepted; and (C) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted, together with an Officers’ Certificate specifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in Accreted Value to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1.00 or integral multiples thereof. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable.

     (e)  To the extent that the provisions of any securities laws or regulations conflict with the “Asset Sale” provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the “Asset Sale” provisions of this Indenture by virtue thereof.

     SECTION 4.11 Repurchase of Notes upon a Change of Control.

     The Company must commence, within 30 days, and consummate within 60 days, of the occurrence of a Change of Control, an Offer to Purchase for all Notes then outstanding at a purchase price equal to 101% of the Accreted Value thereof plus accrued interest to the Payment Date stated in the Offer to Purchase. On the Payment Date, the Company shall, to the extent lawful (a) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to the Offer to Purchase; (b) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so tendered and accepted; and (c) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers’ Certificate specifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in Accreted Value to any unpurchased portion of the Note surrendered;

provided that each Note purchased and each new Note issued shall be in a principal amount of $1.00 or integral multiples thereof. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable. To the extent that any securities laws or regulations conflict with the foregoing provisions of this Section 4.11, the Company shall comply with such laws and regulations and shall not be deemed to have breached its obligations under this Section 4.11 by virtue thereof.

     SECTION 4.12 Existence.

     Subject to Articles Four and Five of this Indenture, the Restricted Group Members will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of the Company, NII and each other Significant Group Member in accordance with their respective organizational documents, and the rights (whether pursuant to charter, partnership certificate, agreement, statute or otherwise), material licenses and franchises of the Company, NII and each other Significant Group Member; provided that the Restricted Group Members shall not be required to preserve any such right, license or franchise, or the existence of the Company, NII or any other Significant Group Member if (a) the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Restricted Group Members taken as a whole, or (b) the loss thereof is not materially adverse to either the Restricted Group Members, taken as a whole, or the ability of the Company to otherwise satisfy its obligations hereunder.

     SECTION 4.13 Payment of Taxes and Other Claims.

     Each Restricted Group Member shall pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (a) all material taxes, assessments and governmental charges levied or imposed upon (1) it, (2) the income or profits of any such Restricted Group Member which is a corporation or which any Restricted Group Member is legally obligated to pay or discharge or (3) the property of any such Restricted Group Member and (b) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon the property of any Restricted Group Member; provided that no Restricted Group Member shall be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been established.

     SECTION 4.14 Maintenance of Properties and Insurance; Books and Records; Compliance with Law.

     (a)  Each Restricted Group Member shall cause its respective properties used or useful in the conduct of its respective business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of such Restricted Group Member may be necessary so that the business carried on in connection therewith may be properly conducted at all times; provided that nothing in this Section 4.14 shall prevent any Restricted Group Member from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of such Restricted Group Member, desirable in the conduct of the business of such Restricted Group Member. The Company will provide or cause to be provided, for itself and the other Restricted Group Members, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by Persons similarly situated and owning like properties, with reputable insurers or with the government of the United States of America, or an agency or instrumentality thereof, in such amounts, with such deductibles and by such methods as shall be customary for Persons similarly situated in the industry in which the Company or such Restricted Group Member, as the case may be, is then conducting business.

     (b)  Each Restricted Group Member shall keep proper books of record and account, in which full and correct entries shall be made of all business and financial transactions of the Restricted Group Members and reflect on its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP consistently applied to the Restricted Group Members, taken as a whole.

     (c)  Each Restricted Group Member shall comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, non-compliance with which would be materially adverse to either (i) the Restricted Group Members, taken as a whole or (ii) to the ability of the Company to otherwise satisfy its obligations hereunder.

     SECTION 4.15 Notice of Defaults.

     In the event that the Company becomes aware of any Default or Event of Default the Company, promptly after it becomes aware thereof, will give written notice thereof to the Trustee.

     SECTION 4.16 Compliance Certificates.

     (a)  The Company shall deliver to the Trustee, within 45 days after the end of each of its first three fiscal quarters of each of its fiscal years, and 90 days after the end of the last fiscal quarter of each fiscal year, an Officers’ Certificate stating whether or not the signers know of any Default or Event of Default that occurred during such fiscal quarter. In the case of the Officers’ Certificate delivered within 90 days of the end of the Company’s fiscal year, such certificate shall contain a certification from the principal executive officer, principal financial officer or principal accounting officer that a review has been conducted of the activities of the Restricted Group Members and the Restricted Group Members’ performance under this Indenture and that, to the knowledge of such Officers, the Restricted Group Members have complied with all conditions and covenants under this Indenture. For purposes of this Section 4.16, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If the signers of any such Officers’ Certificate know of a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status. The first certificate to be delivered pursuant to this Section 4.16(a) shall be for the first fiscal quarter beginning after the execution of this Indenture.

     (b)  So long as (and to the extent) not prohibited by the then current recommendations of the American Institute of Certified Public Accountants, the Company shall deliver to the Trustee, within 90 days after the end of the Company’s fiscal year, a certificate signed by the Company’s independent certified public accountants stating (i) that their audit examination has included a review of the terms of this Indenture and the Notes as they relate to financial matters, (ii) that they have read the most recent Officers’ Certificate delivered to the Trustee pursuant to paragraph (a) of this Section 4.16 and (iii) whether, in connection with their audit examination, anything came to their attention that caused them to believe that the Company was not in compliance with any of the provisions of Articles Four or Five of this Indenture as they pertain to financial matters and, if any Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; provided that such independent certified public accountants shall not be liable in respect of such statement by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards in effect at the date of such examination.

     (c)  Within 90 days of the end of each of the Company’s fiscal years, the Company shall deliver to the Trustee a list of all Significant Group Members. The Trustee shall have no duty with respect to any such list except to keep it on file and available for inspection by the Holders.

     SECTION 4.17 Commission Reports and Reports to Holders.

     Whether or not the Company is required to file reports with the Commission, for so long as any Notes are outstanding the Company shall file with the Commission all such reports and other information as it would be required to file with the Commission by Sections 13 and 15 under the Securities Exchange Act of 1934 if it were subject thereto. Within 15 days of such required filings, the Company shall supply the Trustee and each Holder or shall supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and other information. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the compliance by each Restricted Group Member with any of the covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Company also shall comply with the other provisions of TIA Section 314(a).

     SECTION 4.18 Waiver of Stay, Extension or Usury Laws.

     The Restricted Group Members covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive any of them from paying all or any portion of the Accreted Value of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Restricted Group Members hereby expressly waive all benefit or advantage of any such law and covenants that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     SECTION 4.19 Limitation on Sale-Leaseback Transactions.

     (a)  No Restricted Group Member shall enter into any sale-leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby a Restricted Group Member sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which a Restricted Group Member, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

     (b)  The restriction contained in Section 4.19(a) does not apply to any sale-leaseback transaction for which:

(1) the lease is for a period, including renewal rights, of three years or less;

(2) the lease secures or relates to industrial revenue or pollution control bonds;

(3) the transaction is solely between NII and any Wholly Owned Restricted Subsidiary of NII or solely between Wholly Owned Restricted Subsidiaries of NII, other than any transaction involving NII Brazil;

(4) such Restricted Group Member, within twelve months after the sale or transfer of any assets or properties is completed, applies an amount not less than the Net Cash Proceeds received from such sale in accordance with Section 4.10; or

(5) the transaction is a Permitted Tower Transaction.

     SECTION 4.20 Additional Note Guarantees.

     (a)  Each Restricted Group Member, other than the Company and any Restricted Group Member listed on Exhibit D hereto, shall execute and deliver to the Trustee a Note Guarantee as of the Effective Date, and, with respect to Restricted Group Members not in existence or otherwise not Restricted Group Members on the Effective Date, promptly upon such entity becoming a Restricted Group Member, pursuant to a Guarantor Accession Agreement in the form of Exhibit B hereto.

     (b)  [NEED TO ADD CONCEPT OF “EXCLUDED SUBSIDIARIES”, SUCH AS FUTURE-ACQUIRED NON-WHOLLY-OWNED SUBS. THIS CONCEPT NEEDS TO WORK WITH DEFINITIONS IN AND PROVISIONS OF INTERCREDITOR AGREEMENT.]

     SECTION 4.21 Advances to Excluded Entities.

     (a)  All advances to Excluded Entities made by the Company or any Guarantor (other than (x) equity contributions and (y) advances to a Restricted Group Member with a maturity date of less than 90 days from the date of such advance not to exceed, together with all advances to such Restricted Group Member, $5 million in the aggregate) shall be evidenced by intercompany notes in favor of the Company or Guarantor, as appropriate. Each such intercompany note must, to the extent practicable, be secured by all assets of the applicable Excluded Entity. Intercompany notes in favor of the Company shall be pledged pursuant to the Collateral Documents to the Trustee as Collateral to secure the Notes. Each intercompany note shall be payable upon demand and will bear interest at a rate equal to the then current fair market interest rate. [INTERCREDITOR MUST REFERENCE THESE INTERCOMPANY NOTES]

     (b)  If an intercompany advance to an Excluded Entity is evidenced by an intercompany note, and if the applicable Excluded Entity proposes to remit monies to the holder of such intercompany note, such holder shall cause that Excluded Entity to distribute such monies to the holder, directly or indirectly, by means of a dividend or other manner and not as a repayment of the Indebtedness evidenced by the applicable intercompany note.

     SECTION 4.22 Designation of Affiliates and Subsidiaries.

     (a)  The Board of Directors of NII may designate any Restricted Affiliate to be an Unrestricted Affiliate; provided that a Minority Owned Affiliate that is a Restricted Affiliate may not be designated as an “Unrestricted Affiliate” unless (i) such Minority Owned Affiliate does not own any Capital Stock of, or own or hold any Lien on any property of, any Restricted Group Member; (ii) immediately after giving effect to such designation on a pro forma basis, the Consolidated Leverage Ratio would not be greater than the applicable Permitted Consolidated Leverage Ratio, and (iii) the creditors of such Minority Owned Affiliate have no direct or indirect recourse (including, without limitation, recourse with respect to the payment of principal or interest on Indebtedness of such Minority Owned Affiliate) to the assets of any Restricted Group Member; and provided further that: (A) any Guarantee by any Restricted Group Member of any Indebtedness of the Minority Owned Affiliate being so designated shall be deemed an “Incurrence” of such Indebtedness and an “Investment” by such Restricted Group Member in such Minority Owned Affiliate at the time of such designation; (B) either (x) the Minority Owned Affiliate to be so designated has total assets of $1,000 or less or (y) if such Minority Owned Affiliate has assets greater than $1,000, such designation would be permitted under Section 4.04; (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under Sections 4.03 and 4.04, (D) the Investment resulting from operation of the penultimate sentence of this definition shall be permitted under Section 4.04, and (E) no Default or Event of Default would exist.

     (b)  The Board of Directors of NII may designate any Minority Owned Affiliate to be an Unrestricted Affiliate only if immediately after giving effect to such designation (i) the liens and indebtedness of such Minority Owned Affiliate outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred for all purposes of this Indenture, (ii) no Default or Event of Default would exist, and (iii) immediately after giving effect to such designation, on a pro forma basis, the Consolidated Leverage Ratio would not be greater than the applicable Permitted Consolidated Leverage Ratio.

     (c)  The Board of Directors of NII may designate any Subsidiary as an Unrestricted Subsidiary; provided, that a Subsidiary may not be designated as an “Unrestricted Subsidiary”

unless (i) such Subsidiary does not own any Capital Stock of, or own or hold any Lien on any property of, any Restricted Group Member, (ii) immediately after giving effect to such designation on a pro forma basis, the Consolidated Leverage Ratio would not be greater than the applicable Permitted Consolidated Leverage Ratio, and (iii) the creditors of such Subsidiary have no direct or indirect recourse (including without limitation, recourse with respect to the payment of principal or interest on Indebtedness of such Subsidiary) to the assets of any Restricted Group Member; and provided further that (A) any Guarantee by any Restricted Group Member of any Indebtedness of the Subsidiary being so designated shall be deemed an “Incurrence” of such Indebtedness and an “Investment” by such Restricted Group Member in such Subsidiary at the time of such designation; (B) either (x) the Subsidiary to be so designated has total assets of $1,000 or less or (y) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.04; (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under Sections 4.03 and 4.04, (D) the Investment resulting from operation of the final sentence of this definition shall be permitted under Section 4.04, and (E) no Default or Event of Default would exist.

     (d)  The Board of Directors of NII may designate any Unrestricted Subsidiary other than NII Argentina to be a Restricted Subsidiary only if immediately after giving effect to such designation (i) the Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred for all purposes of this Indenture, (ii) no Default or Event of Default would exist, and (iii) immediately after giving effect to such designation, on a pro forma basis, the Consolidated Leverage Ratio would not be greater than the applicable Permitted Consolidated Leverage Ratio.

     (e)  Any designation by the Board of Directors of NII under Section 4.22(a)-(d) must be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution of NII giving effect to such designation and an Officers’ Certificate of NII certifying that such designation complied with the foregoing provisions.

     (f)  The Company shall be deemed to make an Investment in each Minority Owned Affiliate designated as an “Unrestricted Affiliate” immediately following such designation in an amount equal to the Investment in such Affiliate and its subsidiaries immediately prior to such designation; provided, that if such Affiliate is subsequently redesignated as a Restricted Affiliate the amount of such Investment shall be deemed to be reduced (but not below zero) by the fair market value of the net consolidated assets of such Affiliate on the date of such redesignation.

     (g)  The Company shall be deemed to make an Investment in each Subsidiary designated as an “Unrestricted Subsidiary” immediately following such designation in an amount equal to the Investment in such Subsidiary and its subsidiaries immediately prior to such designation; provided, that if such Subsidiary is subsequently redesignated as a Restricted Subsidiary, the amount of such Investment shall be deemed to be reduced (but not below zero) by the fair market value of the net consolidated assets of such Subsidiary on the date of such redesignation.

     (h)  Notwithstanding the foregoing, NII may not take any action permitted under Section 4.22 (a)-(d) during any period in which the Consolidated Leverage Ratio is not able to be calculated.

     (i)  With respect to any designation permitted under Section 4.22 (a)-(d) made on or before the first anniversary of the Effective Date, the applicable Permitted Consolidated Leverage Ratio will be deemed to be 5 to 1.

ARTICLE FIVE
SUCCESSOR CORPORATION

     SECTION 5.01 When Company May Merge, Etc.

     Neither the Company nor NII shall consolidate with, merge with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (determined on a consolidated basis for its Restricted Group Members), in one transaction or a series of related transactions, to any Person or permit any Person to merge with or into the Company or NII unless:

(1) the Company or NII shall be the continuing Person, or the Person (if other than the Company or NII) formed by such consolidation or into which the Company or NII is merged or that acquired or leased such property and assets of the Company or NII shall expressly assume, all of the obligations of the Company or NII (as the case may be) on all of the Notes and under this Indenture and the Collateral Documents;

(2) immediately after giving effect to such transaction, no Default or Event of Default shall exist;

(3) immediately after giving effect to such transaction, the Company or any Person becoming the successor obligor of the Notes shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of NII immediately prior to such transaction;

(4) immediately after giving effect to such transaction, the Consolidated Leverage Ratio would not be greater than the applicable Permitted Consolidated Leverage Ratio; provided, however, that no such transaction will be permitted during any period in which the Consolidated Leverage Ratio is not able to be calculated, and provided further, with respect to any such transaction consummated before the first anniversary of the Effective Date, the applicable Permitted Consolidated Leverage Ratio will be deemed to be 5 to 1; and

(5) the Company delivers to the Trustee an Officers’ Certificate (attaching the arithmetic computations (which the Trustee shall have no obligation whatsoever to verify) to demonstrate compliance with clauses (3) and (4)) and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision, that all conditions precedent provided for herein relating to such transaction have been complied with and, in the event that the continuing Person is organized under the laws of any jurisdiction other than the United States of America or any jurisdiction thereof, that this Indenture, the Notes and each of the Collateral Documents constitute legal, valid and binding obligations of the continuing Person, enforceable in accordance with their terms.

     SECTION 5.02 Successor Substituted.

     Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Company or NII in accordance with Section 5.01 of this Indenture, the successor Person formed by such consolidation or into which the Company or NII is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or NII, as applicable, under this Indenture with the same effect as if such successor Person had been named as the Company or NII herein and thereafter the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Notes; provided that the Company shall not be released from its obligation to pay the principal of, premium, if any, or interest on the Notes in the case of a lease of all or substantially all of its property and assets.

ARTICLE SIX
DEFAULT AND REMEDIES

     SECTION 6.01 Events of Default.

     An “Event of Default” shall exist with respect to the Notes if any of the following occurs and is continuing:

     (a)  the Company defaults in the payment of Accreted Value of (or premium, if any, on) any Note when the same becomes due and payable, at Stated Maturity, upon acceleration, redemption, required purchase or otherwise;

     (b)  the Company defaults in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

     (c)  the Company fails to make or consummate a required Excess Proceeds Offer in accordance with Section 4.10 or a required Offer to Purchase in accordance with Section 4.11, or defaults in the observance of any material provision of Section 5.01;

     (d)  any Restricted Group Member defaults in the performance of or breaches any other covenant or agreement applicable to it contained in this Indenture or the Notes (other than a default specified in clause (a), (b) or (c) above), any Note Guarantee, or any Collateral Document that secures the Notes, and such default or breach continues for a period of 30 consecutive days after written notice shall have been given (i) by the Trustee to the Company or (ii) to the Trustee and the Company by the Holders of 25% or more in aggregate Accreted Value amount of the Notes;

     (e)  there occurs with respect to the New MEFA: (i) an event of default that permits the lender(s) under the New MEFA to declare the New MEFA to be due and payable prior to its Stated Maturity and the failure of the obligor to cure or receive a waiver with respect to the event of default within 30 days after its occurrence; (ii) an event of default and the declaration by the lender(s) under the New MEFA that the New MEFA is due and payable prior to its Stated Maturity; or (iii) an event of default and the request for payment by the lender(s) under the New MEFA on any guarantee securing the New MEFA; provided, however, if an Event of Default occurs under clause (i), no Event of Default has occurred under clauses (ii) or (iii) and the lender(s) under the New MEFA subsequently waive(s) the event of default under the New MEFA, then the Event of Default under clause (i) will also be waived without any further action of the Noteholders or the Trustee;

     (f)  there occurs with respect to the New EFA an event of default and the request for payment by the lender(s) under the New EFA on any guarantee securing the New EFA;

     (g)  there occurs with respect to Indebtedness (other than the New MEFA or the New EFA) of any Restricted Group Member having an outstanding principal amount of $10 million or more in the aggregate an event of default that permits any holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity;

     (h)  any final judgment or order (not fully covered by insurance) for the payment of money in excess of $10 million, individually or in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered), shall be rendered against any Restricted Group Member, and shall not be paid or discharged for any period of 30 consecutive days, unless a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall be in effect;

     (i)  a court having jurisdiction enters a decree or order for (A) relief in respect of the Company or any Significant Group Member in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Group Member or for all or substantially all of the property and assets of the Company or any Significant Group Member or (C) the winding up or liquidation of the affairs of the Company or any Significant Group Member and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

     (j)  the Company or any Significant Group Member (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Group Member or for all or substantially all of the property and assets of the Company or any Significant Group Member or (C) effects any general assignment for the benefit of creditors; or

     (k)  actual invalidity (or the assertion hereof by any Restricted Group Member) of any Note Guarantee, Lien, priority status or the benefits of subordination of other claims in respect of the Notes resulting from acts or omissions of any Restricted Group Member, other than in accordance with the terms hereof or thereof.

     SECTION 6.02 Acceleration.

     If an Event of Default (other than an Event of Default specified in clause (g) or (h) above that occurs with respect to the Company or any Significant Group Member) exists under this Indenture, the Trustee or the Holders of at least 25% in aggregate Accreted Value amount of the Notes, then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the Accreted Value of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon such a declaration of acceleration, such Accreted Value of, premium, if any, and accrued interest shall be immediately due and payable. If an Event of Default set forth in clause (e) above exists, such Event of Default shall be automatically rescinded and annulled if, prior to acceleration of the Notes under this Section 6.02, the event of default triggering such Event of Default pursuant to clause (e) shall be cured by the relevant Restricted Group Member or waived by the requisite holders of the relevant Indebtedness within 60 days after the occurrence thereof. If an Event of Default specified in clause (i) or (j) above exists with respect to the Company, or Indebtedness under the New MEFA or New EFA shall have been accelerated prior to its Stated Maturity, the Accreted Value of, premium, if any, and accrued interest on the Notes then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. At any time after such a declaration of acceleration, but before a judgment or decree for the payment of the money due has been obtained by the Trustee, the Holders of at least a majority in Accreted Value amount of the outstanding Notes by written notice to the Company and to the Trustee, may waive all past Defaults and rescind and annul such declaration of acceleration and its consequences if (i) all existing Events of Default, other than the non-payment of the Accreted Value of, premium, if any, and accrued interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.04 or the third sentence of this paragraph and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

     SECTION 6.03 Other Remedies.

     If an Event of Default exists, subject to the terms of the Intercreditor Agreement, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of Accreted Value of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding or claim even if it does not possess any of the Notes or does not produce any of them in the proceeding.

     SECTION 6.04 Waiver of Past Defaults.

     Subject to Sections 6.02, and 6.07 and 11.01, the Holders, by the Required Consent, by written notice to the Company and the Trustee, may waive an existing Default or Event of Default and its consequences, except a Default in the payment of Accreted Value of, premium, if any, or interest on any Note as specified in clause (a), (b) or (c) of Section 6.01 or in respect of a covenant or provision of this Indenture that cannot be modified or amended without the consent of the holder of each outstanding Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

     SECTION 6.05 Control by Majority.

     The Holders, by the Required Consent, may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, unless the Trustee has been provided reasonable indemnity against any loss of expense caused by its following such direction or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders.

     SECTION 6.06 Limitation on Suits.

     A Holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder unless:

(i)	such Holder has previously given the Trustee written notice of a continuing Event of Default;

(ii)	the Holders of at least 25% in aggregate Accreted Value of outstanding Notes have made a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(iii)	such Holder or Holders have offered the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(iv)	the Trustee does not comply with the request within 45 days after receipt of the request and the offer of indemnity and has failed to institute any such proceeding; and

(v)	during such 45-day period, the Holders of a majority in aggregate Accreted Value of the outstanding Notes do not give the Trustee a direction that is inconsistent with such written request.

     For purposes of Section 6.05 of this Indenture and this Section 6.06, the Trustee shall comply with TIA Section 316(a) in making any determination of whether the Holders of the required aggregate Accreted Value of outstanding Notes have concurred in any request or direction of the Trustee to pursue any remedy available to the Trustee or the Holders with respect to this Indenture or the Notes or otherwise under the law. A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

     SECTION 6.07 Rights of Holders to Receive Payment.

     Notwithstanding any other provision of this Indenture, including Section 6.06, the right of any Holder of a Note to receive payment of the Accreted Value of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the Stated

Maturity therefor, is absolute and unconditional and shall not be impaired or affected without the consent of such Holder.

     SECTION 6.08 Collection Suit by Trustee.

     If an Event of Default in payment of Accreted Value, premium, if any, or interest specified in clause (a), (b) or (c) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor of the Notes for the whole amount of Accreted Value, premium, if any, and accrued interest remaining unpaid, together with interest on overdue Accreted Value, premium, if any, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     SECTION 6.09 Trustee May File Proofs of Claim.

     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07) and the Holders allowed in any judicial proceedings relative to the Company or any other obligor of the Notes, their creditors or their property and shall be entitled and empowered to collect and receive any monies, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     SECTION 6.10 Priorities.

     If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order: First: to the Trustee for all amounts due under Section 7.07; Second: if the Holders are forced to proceed against any Restricted Group Member without the Trustee, to the Holders for their costs in so doing; Third: to the Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest; Fourth: to the Holders for Accreted Value (including any premium) owing under the Notes, ratably without preference or priority of any kind according to the amounts due and payable on the Notes for Accreted Value, and all applicable premium and Fifth: to the Company or any other obligors of the Notes, as their interests may appear, or as a court of competent jurisdiction may direct. The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

     SECTION 6.11 Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 of this Indenture, or a suit by Holders of more than 10% in aggregate Accreted Value of the outstanding Notes.

     SECTION 6.12 Restoration of Rights and Remedies.

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, Trustee and the Holders shall continue as though no such proceeding had been instituted.

     SECTION 6.13 Rights and Remedies Cumulative.

     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes in Section 2.09, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     SECTION 6.14 Delay or Omission Not Waiver.

     No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE SEVEN
TRUSTEE

     SECTION 7.01 General.

     (a)  The duties and responsibilities of the Trustee shall be as provided by the TIA and as set forth herein. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article Seven.

     (b)  If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

     (c)  Except during the continuance of an Event of Default, (1) the Trustee need perform only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the trust of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but if any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether they conform to the requirements of this Indenture.

     (d)  No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that: (1) this paragraph does not limit the effect of paragraph (c) of this Section 7.01; (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

     SECTION 7.02 Certain Rights of Trustee.

     Subject to TIA Sections 315(a) through (d):

(1) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document;

(2) before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, which shall conform to Sections 12.03 and 12.04. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;

(3) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care;

(4) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

(5) the Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders of a majority in principal amount of the outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture, provided that the Trustee’s conduct does not constitute negligence or bad faith;

(6) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate, an opinion of Counsel, or both; and

(7) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney.

     SECTION 7.03 Individual Rights of Trustee.

     The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to and shall comply with TIA Sections 310(b) and 311.

     SECTION 7.04 Trustee’s Disclaimer.

     The Trustee (i) makes no representation as to the validity or adequacy of this Indenture or the Notes, (ii) shall not be accountable for the Company’s use or application of the proceeds from the Notes and (iii) shall not be responsible for any statement in the Notes other than its certificate of authentication.

     SECTION 7.05 Notice of Default.

     If any Default or any Event of Default occurs and is continuing and if such Default or Event of Default is known to the Trustee, the Trustee shall mail to each Holder in the manner and to the extent provided in TIA Section 313(c) notice of the Default or Event of Default within 30 days after it occurs, unless such Default or Event of Default has been cured; provided, however, that, except in the case of a default in the payment of the Accreted Value of, premium, if any, or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

     SECTION 7.06 Reports by Trustee to Holders.

     Within 60 days after each [     ] , beginning with [     ] , the Trustee shall mail to each Holder as provided in TIA Section 313(c) a brief report dated as of such      , if required by TIA Section 313(a).

     A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the Commission and each securities exchange, if any, on which the Notes are listed. The Company shall notify the Trustee in writing if the Notes become listed on any securities exchange.

     SECTION 7.07 Compensation and Indemnity.

     The Company shall pay to the Trustee reasonable compensation for its services. The compensation of the Trustee shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses and advances incurred or made by the Trustee, including costs and expenses related to the Collateral. Such expenses shall include the reasonable compensation and expenses of the Trustee’s agents and counsel. The Company shall indemnify the Trustee for, and hold it harmless against, any loss or liability or expense, including taxes (other than taxes based upon, measured by or determined by the overall income of the Trustee) incurred by it without negligence or bad faith on its part in connection with the acceptance or administration of this Indenture and its rights and duties under this Indenture and the Notes, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Notes. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seed indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its prior written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct. To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay Accreted Value of, premium, if any, and interest on particular Notes. If the Trustee incurs expenses or renders services in connection with an Event of Default specified in clause (g) or (h) of Section 6.01, the expenses and the compensation for the services will be intended to constitute expenses of administration under any Bankruptcy Law. The provisions of this Section shall survive the resignation or removal of any Trustee, the discharge of the Company’s obligations pursuant to Article Ten, and termination of this Indenture.

     SECTION 7.08 Replacement of Trustee.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Trustee may resign at any time by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in Accreted Value of the outstanding Notes may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the consent of the Company. The Company may remove the Trustee if: (a) the Trustee fails to comply with Section 7.10; (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law; (c) a receiver or other public officer takes charge of the Trustee or its property; or (d) the Trustee becomes incapable of acting. If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly notify each Holder of such event and appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in Accreted Value of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company. If the successor Trustee does not deliver its written acceptance required by the next sentence of this Section 7.08 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in Accreted Value of the outstanding Notes may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee. A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after the delivery of such written acceptance, subject to the Lien provided in Section 7.07, (i) the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, (ii) the resignation or removal of the retiring Trustee shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder. If the Trustee is no longer eligible under Section 7.10, any Holder who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. The Company shall give prompt notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligation under Section 7.07 shall continue for the benefit of the retiring Trustee.

     SECTION 7.09 Successor Trustee by Merger, Etc.

     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall, if such Person is otherwise eligible hereunder, be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.

     SECTION 7.10 Eligibility.

     This Indenture shall always have a Trustee that satisfies the requirements of subsections (1), (2) and (5) of TIA Section 310(a). The Trustee must be a corporation or national banking association organized and doing business under the laws of the United States or any State thereof, and shall have a combined capital and surplus of at least $500,000,000 as set forth in its most recent published annual report of condition.

     SECTION 7.11 Money Held in Trust.

     The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. All moneys received by the Trustee pursuant hereto shall, until used or applied as herein provided, be held in trust by the Trustee, but need not be segregated from other funds except to the extent required by law and except for money held in trust under Article Ten of this Indenture.

     SECTION 7.12 Withholding Taxes.

     The Trustee, as agent for the Company, shall exclude and withhold from each payment of principal and interest and other amounts due hereunder or under the Notes any and all withholding taxes applicable thereto as required by law. The Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Notes, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Holders, that it will file any necessary withholding tax returns or statements when due. The Company or the Trustee shall, as promptly as possible after the payment of the taxes described above, deliver to each Holder appropriate documentation showing the payment thereof, together with such additional documentary evidence as such holders may reasonably request from time to time.

ARTICLE EIGHT
COLLATERAL AND SECURITY

     SECTION 8.01 Collateral Documents

     The due and punctual payment of the Accreted Value of, premium if any, and interest on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest on the Notes and performance of all other obligations of the Company and the Guarantors, as the case may be, to the Holders or the Trustee under this Indenture, the

Notes and the Note Guarantees, according to the terms hereunder or thereunder, shall be secured, subject to the Intercreditor Agreement, as provided in the Collateral Documents. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Collateral Documents and the Intercreditor Agreement (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms, initially appoints [                    ] to act as the “Collateral Agent” thereunder and authorizes and directs the Collateral Agent to enter into the Collateral Documents and the Trustee to enter into the Intercreditor Agreement on the terms set forth in the Collateral Documents and Intercreditor Agreement. The Company shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Documents and the Intercreditor Agreement, to assure and confirm to the Collateral Agent the security interest in the Collateral contemplated hereby, by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed, subject to the Intercreditor Agreement. The Company shall take, or shall cause the Guarantors to take, any and all actions reasonably required to cause the Collateral Documents to create and maintain, as security for the obligations of the Company and Guarantors hereunder, a valid and enforceable perfected Lien in and on all the Collateral, in favor of the Collateral Agent, subject to the terms set forth in the Intercreditor Agreement, superior to and prior to the rights of all third Persons other than as set forth in the Intercreditor Agreement and Liens permitted under Section 4.09(4). In the event of a conflict between this Indenture and the Intercreditor Agreement, the Intercreditor Agreement shall govern.

     SECTION 8.02 Recording and Opinions.

     (a)  The Company shall furnish to the Collateral Agent and the Trustee on the Effective Date and [                    ], year beginning with [                    ], an Opinion of Counsel, dated as of such date, either (i) (A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien created by the Collateral Documents and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, (B) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders and the Collateral Agent and the Trustee hereunder and under the Collateral Documents with respect to the security interests in the Collateral, or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

     (b)  The Company and Guarantors shall otherwise comply with the provisions of TIA section 314(d).

     SECTION 8.03 Release of Collateral.

     (a)  The Collateral Agent may release Collateral from the Lien and security interest created by the Collateral Documents at any time or from time to time in accordance with the provisions of the Collateral Documents and the Intercreditor Agreement.

     (b)  To the extent applicable, the Company shall cause TIA section 313(b), relating to reports, and TIA section 314(d), relating to the release of property or securities from the Lien and security interest created by the Collateral Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest created by the Collateral Documents, to be complied with. Any certificate or opinion required by TIA section 314(d) may be made by an Officer of the Company except in cases where TIA section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee and the Collateral Agent in the exercise of reasonable care.

     SECTION 8.04 Certificates of the Company.

     If the Company desires release of any Collateral, the Company shall furnish to the Trustee and the Collateral Agent, prior to each such proposed release of Collateral pursuant to the Collateral Documents, (i) all documents required by TIA section 314(d) and (ii) an Opinion of Counsel, which may be rendered by internal counsel to the Company, to the effect that such accompanying documents constitute all documents required by TIA section 314(d). The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

     SECTION 8.05 Certificates of the Trustee.

     If the Company desires to release Collateral in accordance with the Collateral Documents and the Intercreditor Agreement and has delivered or caused to be delivered the certificates and documents required by the Collateral Documents and the Intercreditor Agreement and Sections 8.03 and 8.04 hereof, the Trustee shall, upon receipt of such documentation and based on the Opinion of Counsel delivered pursuant to Section 8.02, deliver a certificate to the Collateral Agent confirming receipt of such documentation and Opinion of Counsel; provided, however, that so long as the Trustee is the Collateral Agent, the requirement that the Trustee deliver a certificate to the Collateral Agent shall not be applicable.

     SECTION 8.06 Authorization of Actions to Be Taken by the Trustee Under the Collateral Documents.

     Subject to the provisions of Section 7.01 and 7.02 hereof, the Trustee may, in its sole discretion and without the consent of the Holders, and shall, upon Required Consent from the Holders, direct the Collateral Agent to take all actions it deems necessary or appropriate to (a) enforce any of the terms of the Collateral Documents and (b) collect, receive and distribute any and all amounts payable in respect of the obligations of the Company and the Guarantors hereunder, subject to the terms of the Intercreditor Agreement. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee).

     SECTION 8.07 Authorization of Receipt of Funds by the Trustee Under the Collateral Documents.

     The Trustee is authorized to receive any funds for the benefit of the Holders and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

     SECTION 8.08 Termination of Security Interest.

     If the Trustee is not the Collateral Agent, upon the cash payment in full of all obligations of the Company and Guarantors under this Indenture, the Notes and Note Guarantees, or upon defeasance in accordance with this Indenture, the Trustee shall, at the request of the Company deliver a certificate to the Collateral Agent stating that such obligations have been paid in full, and instruct the Collateral Agent to release the Liens securing the obligations of the Company and Guarantors hereunder pursuant to this Indenture and the Collateral Documents.

ARTICLE NINE
NOTE GUARANTEES

     SECTION 9.01 Guarantee.

     (a)  Subject to the provisions of this Article 9, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of Notes and to the Trustee, irrespective of the validity and enforceability of this Indenture, the Collateral Documents, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of, premium if any, and interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately or perform the same immediately, as the case may be. Each Guarantor agrees that this is a guarantee of payment and performance and not merely a guarantee of collection.

     (b)  The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this

Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee shall not be discharged except by complete payment and performance of the obligations contained in the Notes and this Indenture.

     (c)  If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

     (d)  Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment and performance in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantees.

     SECTION 9.02 Limitation on Guarantor Liability.

     Each Guarantor, and by its acceptance of Notes each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar law of any jurisdiction to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor hereunder shall (after giving effect to all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 9) not exceed the lowest amount which would cause such Guarantor’s Note Guarantee to be a fraudulent transfer or conveyance.

     SECTION 9.03 Execution and Delivery of Note Guarantee

     (a)  If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee shall be valid nevertheless.

     (b)  The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

     (c)  Each Restricted Group member other than the Company and the Restricted Group Members listed on Exhibit D hereto shall execute supplemental indentures to this Indenture and Note Guarantees in accordance with Section 4.20 hereof and this Article 9, to the extent applicable and execute the Collateral Documents and such other documents and instruments in connection with the Collateral Documents and the Collateral as the Trustee or the Collateral Agent shall reasonably request or as are otherwise required by any such documents.

     SECTION 9.04 Guarantors May Consolidate, etc., on Certain Terms.

     (a)  Except as otherwise provided in Section 9.05, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to, another Person (other than the Company or a Guarantor) whether or not affiliated with such Guarantor unless:

(i)	subject to Section 9.05 hereof, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes and the Indenture;

(ii)	immediately after giving effect to such transaction, on a pro forma basis (and treating any Indebtedness that becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction) no Default or Event of Default exists; and

(iii)	the Company delivers to the Trustee an Officers’ Certificate stating that such consolidation, merger or transfer and its Note Guarantee, if any, complies with this Indenture.

     (b)  In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental Indenture or Note Guarantee, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee, and the due and punctual performance of all of the covenants and conditions of this Indenture and the Notes to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees or supplemental indentures in respect thereof. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

     (c)  Except as set forth in Article 4 and Article 5 hereof, and notwithstanding Sections 9.04(a)(i) and (a)(ii) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

     SECTION 9.05 Releases Following Sale of Assets.

     (a)  In the event of a sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) the Company or another Guarantor and in each case subject to compliance with the provisions of this Indenture, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and relieved of any obligations under its . Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made in accordance with the provisions of this Indenture (including without limitation Section 4.10 hereof), the Trustee shall execute any documents reasonably required to evidence the release of any Guarantor from its obligations under its Note Guarantee.

     (b)  Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of Accreted Value of, premium, if any, and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 9.

     SECTION 9.06 Intercreditor Agreement.

     Notwithstanding anything to the contrary contained herein, the Note Guarantees are subject to the provisions of the Intercreditor Agreement, and, in the event of a conflict between the provisions of the Note Guarantees and the Intercreditor Agreement, the Intercreditor Agreement shall govern.

ARTICLE TEN
DISCHARGE OF INDENTURE

     SECTION 10.01 Termination of Company’s Obligations.

     Except as otherwise provided in this Section 10.01, this Indenture will be discharged and will cease to have any force or effect as to the Notes when:

(1) all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or Notes that are paid pursuant to Section 4.01 or

Notes for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company, as provided in Section 10.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

(2) (A) the Notes mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (B) the Company irrevocably deposits in trust with the Trustee during such one-year period, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the Holders for that purpose, money or U.S. Government Obligations sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of any interest thereon, to pay principal, premium, if, any, and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (C) no Default or Event of Default with respect to the Notes shall exist on the date of such deposit, (D) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound and (E) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

(3) With respect to the foregoing clause (1), the Company’s obligations under Section 7.07 shall survive.With respect to the foregoing clause (2), the Company’s obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.14, 4.01, 4.02, 7.07, 7.08, 10.04, 10.05 and 10.06 shall survive until the Notes are no longer outstanding. Thereafter, only the Company’s obligations in Sections 7.07, 10.05 and 10.06 shall survive. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company’s obligations under the Notes and this Indenture except for those surviving obligations specified above.

     SECTION 10.02 Defeasance and Discharge of Indenture.

     The Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes on the 123rd day after the date of the deposit referred to in clause (A) of this Section 10.02, and the provisions of this Indenture will no longer be in effect with respect to the Notes, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same, except as to (i) rights of registration of transfer and exchange, (ii) substitution of apparently mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Holders to receive payments of principal thereof and interest thereon, (iv) the Company’s obligations under Section 4.02, (v) the rights, obligations and immunities of the Trustee hereunder and (vi) the rights of the Holders as beneficiaries of this Indenture with respect to the property so deposited with the Trustee payable to all or any of them; provided that the following conditions shall have been satisfied: (A) with reference to this Section 10.02, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 of this Indenture) and conveyed all right, title and interest for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the Accreted Value of, premium, if any, and interest, if any, on the Notes, and dedicated solely to, the benefit of the Holders, in and to (1) money in an amount, (2) U.S. Government Obligations that, through the payment of interest, premium, if any, and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (A), money in an amount or (3) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the Accreted Value of, premium, if any, and accrued interest on the outstanding Notes at the Stated Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government obligations to the payment of such principal, premium, if any, and interest with respect to the Notes; (B) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound; (C) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default shall exist on the date of such deposit or during the period ending on the 123rd day after such date of deposit; (D) the Company shall have delivered to the Trustee (1) either (x) a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company’s exercise of its option under this Section 10.02 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised or (y) an Opinion of Counsel to the same effect as the ruling described in clause (x) above accompanied by a ruling to that effect published by the Internal Revenue Service, unless there has been a change in the applicable federal income tax law since the date of this Indenture such that a ruling from the Internal Revenue Service is no longer required and (2) an Opinion of Counsel to the effect that (x) the creation of the defeasance trust does not violate the Investment Company Act of 1940 and (y) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an “insider” for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (I) the trust funds will no longer remain the property of the Company (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally) or (II) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, (a) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute and (b) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding; (E) if the Notes are then listed on a national securities exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit defeasance and discharge will not cause the Notes to be delisted; and (F) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 10.02 have been complied with. Notwithstanding the foregoing, prior to the end of the 123-day (or one year) period referred to in clause (D)(2)(y) of this Section 10.02, none of the Company’s obligations under this Indenture shall be discharged. Subsequent to the end of such 123-day (or one year) period with respect to this Section 10.02, the Company’s obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.14, 4.01, 4.02, 7.07, 7.08, 10.05 and 10.06 shall survive until the Notes are no longer outstanding. Thereafter, only the Company’s obligations in Sections 7.07, 10.05 and 10.06 shall survive. If and when a ruling from the Internal Revenue Service or an Opinion of Counsel referred to in clause (D)(1) of this Section 10.02 is able to be provided specifically without regard to, and not in reliance upon, the continuance of the Company’s obligations under Section 4.01, then the Company’s obligations under such Section 4.01 shall cease upon delivery to the Trustee of such ruling or Opinion of Counsel and compliance with the other conditions precedent provided for herein relating to the defeasance contemplated by this Section 10.02. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company’s obligations under the Notes and this Indenture except for those surviving obligations in the immediately preceding paragraph.

     SECTION 10.03 Defeasance of Certain Obligations.

     The Company may omit to comply with any term, provision or condition set forth in clauses (3) and (4) under Section 5.01 and Sections 4.03 through 4.17 and Section 4.19, clauses (c) and (d) under Section 6.01 with respect to such clauses (3) and (4) under Section 5.01 and Sections 4.03 through 4.17 and Section 4.19, and clauses (e) and (f) under Section 6.01 shall be deemed not to be Events of Default, in each case with respect to the outstanding Notes if: (1) with reference to this Section 10.03, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10) and conveyed all right, title and interest to the Trustee for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the Accreted Value of, premium, if any, and interest, if any, on the Notes, and dedicated solely to, the benefit of the Holders, in and to (A) money in an amount, (B) U.S. Government obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (1), money in an amount or (C) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity of such Accreted Value or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government obligations to the payment of such principal, premium, if any, and interest with respect to the Notes; (2) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound; (3) no Default or Event of Default shall exist on the date of such deposit; (4) the Company has delivered to the Trustee an Opinion of Counsel to the effect that (A) the creation of the defeasance trust does not violate the Investment Company Act of 1940, (B) the Holders have a valid first-priority security interest in the trust funds, (C) the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (D) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an “insider” for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (1) the trust funds will no longer remain the property of the Company (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally) or (2) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, (x) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise (except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute), (y) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding and (z) no property, rights in property or other interests granted to the Trustee or the Holders in exchange for, or with respect to, such trust funds will be subject to any prior rights of holders of other Indebtedness of the Company or any of its Subsidiaries; (5) if the Notes are then listed on a national securities exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit defeasance and discharge will not cause the Notes to be delisted; and (6) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.03 have been complied with.

     SECTION 10.04 Application of Trust Money; Miscellaneous.

     Subject to Section 10.06, the Trustee or Paying Agent shall hold in trust money or U.S. Government obligations deposited with it pursuant to Section 10.01, 10.02 or 10.03, as the case may be, and shall apply the deposited money and the money from U.S. Government obligations in accordance with the Notes and this Indenture to the payment of Accreted Value of, premium, if any, and interest on the Notes; but such money need not be segregated from other funds except to the extent required by law. The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government obligations deposited pursuant to Section 10.01, 10.02 or 10.03 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

     SECTION 10.05 Repayment to Company.

     Subject to Sections 7.07, 10.01, 10.02 and 10.03, the Trustee and the Paying Agent shall promptly pay to the Company upon request set forth in an Officers’ Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of Accreted Value , premium, if any, or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent before being required to make any payment may cause to be published at the expense of the Company once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money at such Holder’s address (as set forth in the Note Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

     SECTION 10.06 Reinstatement.

     If the Trustee or Paying Agent is unable to apply any money or U.S. Government obligations in accordance with Section 10.01, 10.02 or 10.03, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.01, 10.02 or 10.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government obligations in accordance with Section 10.01, 10.02 or 10.03, as the case may be; provided that, if the Company has made any payment of Accreted Value of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government obligations held by the Trustee or Paying Agent.

ARTICLE ELEVEN
AMENDMENTS, SUPPLEMENTS AND WAIVERS

     SECTION 11.01 Without Consent of Holders.

     The Company, when authorized by a resolution of its Board of Directors, and the Trustee may amend or supplement this Indenture or the Notes without notice to or the consent of any Holder:

(1) to cure any ambiguity, defect or inconsistency in this Indenture; provided that such amendments or supplements shall not adversely affect the interests of the Holders in any material respect;

(2) to comply with Article Five;

(3) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA;

(4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee; or

(5) to make any change that, in the good faith opinion of the Board of Directors of NII as evidenced by a Board Resolution of NII , does not adversely affect the rights of any Holder.

     SECTION 11.02 With Consent of Holders.

     Subject to Sections 6.04 and 6.07, the Company, when authorized by its Board of Directors (as evidenced by a Board Resolution of the Company), and the Trustee may amend this Indenture and the Notes with the Required Consent. Notwithstanding the provisions of this Section 11.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 6.04, may not:

(1) change the Stated Maturity of the principal of, or any installment of interest on, any Note or alter the redemption provisions with respect thereto;

(2) reduce the Accreted Value of, or premium, if any, or interest on, any Note;

(3) change the place or currency of payment of Accreted Value of, or premium, if any, or interest on, any Note or adversely affect any right of repayment at the option of any Holder of any Note;

(4) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note;

(5) reduce the above-stated percentage of outstanding Notes the consent of whose Holders is necessary to modify or amend this Indenture;

(6) waive a Default in the payment of Accreted Value of, premium, if any, or interest on the Notes;

(7) modify any of the provisions of this Section 11.02, Section 6.04 or Section 6.07, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby;

(8) reduce the percentage or aggregate Accreted Value amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with provisions of this Indenture or for waiver of certain defaults;

(9) amend, alter, change or modify the obligation of the Company to make and consummate an Offer to Purchase in the event of a Change of Control or Asset Sale or modify any of the provisions or definitions with respect thereto;

(10) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes;

(11) release all or substantially all Guarantors and other guarantors, if any, from guarantees of the Indebtedness evidenced by the Notes; or

(12) release all or substantially all Collateral.

     It shall not be necessary for the consent of the Holders under this Section 11.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this Section 11.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

     SECTION 11.03 Revocation and Effect of Consent.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by such Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the Note of the consenting Holder, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to such Holder’s Note or portion of Holder’s Note. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in Accreted Value amount of the outstanding Notes. The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the second and third sentences of this paragraph, those Persons who were Holders at such record date (or their duly designated proxies) and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date. After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it is of the type described in any of clauses (1) through (12) of Section 11.02. In case of an amendment or waiver of the type described in clauses (1) through (12) of Section 11.02, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Note that evidences the same indebtedness as the Note of the consenting Holder.

     SECTION 11.04 Notation on or Exchange of Notes.

     If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

     SECTION 11.05 Trustee to Sign Amendments, Etc.

     The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this is authorized or permitted by this Indenture. Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not adversely affect the rights of the Trustee. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

     SECTION 11.06 Conformity with Trust Indenture Act.

     Every amendment of or supplemental indenture executed pursuant to this Indenture shall conform to the requirements of the TIA as then in effect.

ARTICLE TWELVE
MISCELLANEOUS

     SECTION 12.01 Table of Contents, Headings, Etc.

     The Table of Contents, Cross Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

     SECTION 12.02 Notices.

     Any notice or communication shall be sufficiently given if in writing and delivered in Person or mailed by first class mail, postage prepaid, addressed as follows:

(1) if to any Restricted Group Member or any Guarantor: NII Holdings, Inc. 10700 Parkridge Blvd. Suite 600 Reston, Virginia 20191 Attention: President, copy to Chief Financial Officer; and

(2) if to the Trustee: Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, DE 19890, Attn: Kristin Long, Fax: 302-636-4143.

     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications. Any notice or communication mailed to a Holder shall be mailed to such Holder at such Person’s address as it appears on the Note Register by first class mail, postage pre-paid, and shall be sufficiently given to such Person if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided in this Section 12.02, it is duly given, whether or not the addressee receives it. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

     SECTION 12.03 Certificate and Opinion as to Conditions Precedent.

     Except for the initial issuance of Notes hereunder, upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee: (1) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and (2) an Opinion of Counsel stating that, in the opinion of such Counsel, all such conditions precedent have been complied with.

     SECTION 12.04 Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that each Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

(3) a statement that, in the opinion of each such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

     SECTION 12.05 Rules by Trustee, Paying Agent or Registrar.

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

     SECTION 12.06 Payment Date Other Than a Business Day.

     If an Interest Payment Date, Redemption Date, Payment Date, Stated Maturity or date of maturity of any Note shall not be a Business Day, then payment of Accreted Value of, premium, if any, or interest on such Note, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Payment Date, or Redemption Date, or at the Stated Maturity or date of maturity of such Note; provided that, if such payment is duly and timely made, no interest shall accrue for the period from and after such Interest Payment Date, Payment Date, Redemption Date, Stated Maturity or date of maturity, as the case may be.

     SECTION 12.07 Governing Law.

     The laws of the State of New York shall govern this Indenture and the Notes. The Trustee, the Company and the Holders agree to submit to the jurisdiction of the courts of (or federal courts located in) the State of New York in any action or proceeding arising out of or relating to this Indenture or the Notes.

     SECTION 12.08 No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     SECTION 12.09 Venue and Jurisdiction.

     Each of the Company and the Guarantors irrevocably (a) agree that any legal suit, action or proceeding arising out of or based upon this Indenture, the Notes issued hereunder or the Note Guarantees may be instituted in any federal or state court located in the City of New York, (b) waives, to the fullest extent it may effectively do so, any objection that it may now or hereafter have to the laying of venue of any such proceeding, and (c) submits to the nonexclusive jurisdiction of such courts in any such suit, action or proceeding. The Company and the Guarantors have appointed       , as their authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based on this Indenture, the Notes or the Note Guarantees that may be instituted in any federal or state court located in the City of New York, expressly consents to the jurisdiction of any such court in respect of any suit, action or proceeding, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company and the Guarantors agree to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company and the Guarantors.

     SECTION 12.10 Successors.

     All agreements of the Company and the Subsidiary Guarantors contained in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

     SECTION 12.11 Duplicate Originals.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     SECTION 12.12 Separability.

     If any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

NII HOLDINGS (CAYMAN), LTD

By:

Name:
Title:

WILMINGTON TRUST COMPANY

By:

Name:
Title:

[ALL GUARANTORS]

EXHIBIT A

[FACE OF NOTE]

NII Holdings (Cayman), Ltd.

13% Senior Secured Discount Note Due 2009

     [CUSIP] [CINS] [ISIN]_____________________

     No. $___________________________

     NII Holdings (Cayman), Ltd., a corporation under the laws of the Cayman Islands (the “Company”), for value received, promises to pay to            , or its registered assigns, the principal sum of       ($     ) on [     ], 2009.

     Interest Payment Dates: [each      ,      ,      , and      , beginning      , 2004]

     Regular Record Dates: [     ].

Trustee: Wilmington Trust Company

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. This Note is issued pursuant to, and subject to the terms of, the Indenture, dated      , 2002, between the Company and the Trustee.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed by its duly authorized officers.

NII Holdings (Cayman), Ltd.

By:

Name:
Title:

By:

Name:
Title:

1

(Trustee’s Certificate of Authentication)

     This is one of the 13% Senior Secured Discount Notes due 2009 described in the within-mentioned Indenture.

Date:

WILMINGTON TRUST COMPANY,
as Trustee

By: ___________________
          Authorized Signatory

     This Note has been issued with original issue discount for United States federal income tax purposes. For further information, please contact [NII treasurer?].

[REVERSE SIDE OF NOTE]

     NII Holdings (Cayman), Ltd. 13% Senior Secured Discount Notes due 2009 (the “Notes”).

     [Insert the legend(s) set forth in Section 2.02(a) and/or (b), if applicable pursuant to the provisions of the Indenture]

     1.     Accretion, Principal and Interest.

     The Company will pay the principal of this Note on [ ] 2009.

     This Note will accrete at a rate of 13% per annum, compounded quarterly on      ,      ,      , and       of each year to but not including      , 200[4], from an initial principal amount of $[774.25] per $1,000 Accreted Value at maturity on the Issue Date to $1,000 principal amount per $1,000 Accreted Value at maturity on      , 200[4]. The Company promises to pay interest on the Accreted Value of this Note at a rate of 13% per annum from      , 200[4], or from the most recent Interest Payment Date (defined below) thereafter to which interest has been paid quarterly in arrears on      ,      ,      , and       of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”), commencing on      ; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be      . Beginning      , cash interest will be payable on each Interest Payment Date to the Holders of record at the close of business on the Regular Record Date immediately preceding such Interest Payment Date. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 2% per

2

annum in excess of the rate then in effect; and it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on installments of interest that are not paid when initially due and payable (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2.     Method of Payment.

     The Company will pay interest (except defaulted interest) on the principal amount of this Note as provided above, in each case, even if this Note is cancelled on registration of transfer or registration of exchange after the record date in respect of such payment; provided that, with respect to the payment of Accreted Value, the Company will make payment to the Holder that surrenders this Note to a Paying Agent on or after the maturity date.

     The Company will pay Accreted Value, premium, if any, and as provided above, interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay Accreted Value, premium, if any, and interest by its check payable in such money. It may mail an interest check to a Holder’s registered address (as reflected in the Note Register). If a payment date is not a Business Day payment may be made on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

     3.     Paying Agent and Registrar.

     Initially, the Trustee will act as authenticating agent, Paying Agent and Registrar. The Company may change any authenticating agent, Paying Agent or Registrar without notice. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar.

     4.     Indenture; Limitations.

     The Company issued the Notes under an Indenture dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the “Indenture”), between the Company and Wilmington Trust Company (the “Trustee”). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

     The Notes are senior secured obligations of the Company entitled to the benefits of the Indenture and the Collateral Documents.

     5.     Optional Redemption.

     The Notes will be redeemable, at the Company’s option, in whole or in part, at any time on or after January 1, 2006 and prior to maturity at the following Redemption Prices (expressed

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in percentages of their Accreted Value), plus accrued and unpaid interest to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date) if redeemed during the 12-month period commencing on January 1 of the applicable year set forth below:

Year	Redemption Price
2006	106.50%
2007	103.25%
2008 and thereafter	100.00%

     Notice of any optional redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his or her last address as it appears in the Note Register. On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, and the Accreted Value of the Notes called for redemption ceases to increase, unless the Company defaults in the payment of the Redemption Price.

     6.     Repurchase upon Change in Control.

     Upon the occurrence of any Change of Control, each Holder shall have the right to require the repurchase of its Notes by the Company in cash pursuant to the offer described in the Indenture at a purchase price equal to 101% of the Accreted Value thereof plus accrued interest to the Payment Date stated in the Offer to Purchase (the “Change of Control Payment”).

     A notice of such Change of Control will be mailed within 30 days after any Change of Control occurs to each Holder at its last address as it appears in the Note Register. Notes in original denominations larger than $1.00 may be sold to the Company in part. On and after the Payment Date, interest ceases to accrue (or original issue discount shall cease to amortize) on Notes or portions of Notes surrendered for purchase by the Company, unless the Company defaults in the payment of the Change of Control Payment.

     7.     Denominations; Transfer; Exchange.

     The Notes are in registered form without coupons in denominations of $1.00 of principal amount and multiples of $1.00 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption. Also, it need not register the transfer or exchange of any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed is made.

     8.     Persons Deemed Owners.

     Prior to registration of a transfer by a Holder of a Note as provided for in the Indenture, a Holder shall be treated as the owner of a Note for all purposes.

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     9.     Discharge Prior to Redemption or Maturity.

     If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding Accreted Value of, premium, if any, and accrued interest on the Notes (a) to redemption or maturity, the Company will be discharged from the Indenture and the Notes, except in certain circumstances for certain sections thereof, and (b) to the Stated Maturity, the Company will be discharged from certain covenants set forth in the Indenture.

     10.     Amendment; Supplement; Waiver.

     Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the Required Consent, and any existing default, or compliance with any provision, may be waived with the consent of the Holders of at least a majority in Accreted Value amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure ambiguity, defect or inconsistency and make any change that does not adversely affect the rights of any Holder.

     “Required Consent” means, except as otherwise expressly provided in this Indenture with respect to matters requiring the consent of each Holder of Notes affected thereby, the consent of Holders of not less than a majority in aggregate Accreted Value amount of the Notes outstanding at the time of such consent.

     11.     Restrictive Covenants.

     The Indenture imposes certain limitations on the ability of the Restricted Group Members, among other things, to Incur additional Indebtedness, make Restricted Payments, use the proceeds from Asset Sales, engage in transactions with Affiliates or merge, consolidate or transfer substantially all of its assets. Within 45 days after the end of each of the Company’s first three fiscal quarters of each of its fiscal years and 90 days after the end of the last fiscal quarter of each year, the Company must report to the Trustee on compliance with such limitations.

     12.     Successor Persons.

     When a successor Person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor Person will be released from those obligations.

     13.     Defaults and Remedies.

     An “Event of Default” shall exist with respect to the Notes if any of the following occurs and is continuing:

     (a)  the Company defaults in the payment of Accreted Value of (or premium, if any, on) any Note when the same becomes due and payable, at Stated Maturity, upon acceleration, redemption, required purchase or otherwise;

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     (b)  the Company defaults in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

     (c)  the Company fails to make or consummate a required Excess Proceeds Offer in accordance with Section 4.10 or a required Offer to Purchase in accordance with Section 4.11, or defaults in the observance of any material provision of Section 5.01;

     (d)  any Restricted Group Member defaults in the performance of or breaches any other covenant or agreement applicable to it contained in this Indenture or the Notes (other than a default specified in clause (a), (b) or (c) above), any Note Guarantee, or any Collateral Document that secures the Notes, and such default or breach continues for a period of 30 consecutive days after written notice shall have been given (i) by the Trustee to the Company or (ii) to the Trustee and the Company by the Holders of 25% or more in aggregate Accreted Value amount of the Notes; [WHAT IF THE DEFAULT UNDER A COLLATERAL DOCUMENT RELATES TO EFA COLLATERAL?]

     (e)  there occurs with respect to the New MEFA: (i) an event of default that permits the lender(s) under the New MEFA to declare the New MEFA to be due and payable prior to its Stated Maturity and the failure of the obligor to cure or receive a waiver with respect to the event of default within 30 days after its occurrence; (ii) an event of default and the declaration by the lender(s) under the New MEFA that the New MEFA is due and payable prior to its Stated Maturity; or (iii) an event of default and the request for payment by the lender(s) under the New MEFA on any guarantee securing the New MEFA; provided, however, if an Event of Default occurs under clause (i), no Event of Default has occurred under clauses (ii) or (iii) and the lender(s) under the New MEFA subsequently waive(s) the event of default under the New MEFA, then the Event of Default under clause (i) will also be waived without any further action of the Noteholders or the Trustee;

     (f)  there occurs with respect to the New EFA an event of default and the request for payment by the lender(s) under the New EFA on any guarantee securing the New EFA;

     (g)  there occurs with respect to Indebtedness (other than the New MEFA or the New EFA) of any Restricted Group Member having an outstanding principal amount of $10 million or more in the aggregate an event of default that permits any holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity;

     (h)  any final judgment or order (not fully covered by insurance) for the payment of money in excess of $10 million, individually or in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered), shall be rendered against any Restricted Group Member, and shall not be paid or discharged for any period of 30 consecutive days, unless a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall be in effect;

     (i)  a court having jurisdiction enters a decree or order for (A) relief in respect of the Company or any Significant Group Member in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company

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or any Significant Group Member or for all or substantially all of the property and assets of the Company or any Significant Group Member or (C) the winding up or liquidation of the affairs of the Company or any Significant Group Member and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

     (j)  the Company or any Significant Group Member (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Group Member or for all or substantially all of the property and assets of the Company or any Significant Group Member or (C) effects any general assignment for the benefit of creditors; or

     (k)  actual invalidity (or the assertion hereof by any Restricted Group Member) of any Note Guarantee, Lien, priority status or the benefits of subordination of other claims in respect of the Notes resulting from acts or omissions of any Restricted Group Member, other than in accordance with the terms hereof or thereof.

     If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate Accreted Value amount of the Notes may declare all the Accreted Value of, premium, if any, and accrued interest on the Notes to be immediately due and payable. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, or Indebtedness under the New MEFA or New EFA shall have been accelerated prior to its Stated Maturity, the Accreted Value of, premium, if any, and accrued interest on the Notes shall automatically be immediately due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.

     14.     Trustee Dealings with Company.

     The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

     15.     Authentication.

     This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

     16.     Abbreviations.

     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

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     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to NII Holdings, Inc., 10700 Parkridge Blvd. Suite 600, Reston, Virginia 20191, Attention: President, copy to Chief Financial Officer.

     17.     Guarantee.

     This Note is guaranteed by certain Affiliates of the Company pursuant to Article 9 of the Indenture.

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[FORM OF TRANSFER NOTICE]

     FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

     Insert Taxpayer Identification No.  _______________________

     Please print or typewrite name and address including zip code of assignee   ______________   the within Note and all rights thereunder, hereby irrevocably constituting and appointing   _______________________   attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Date:__________________	_________________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

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OPTION OF HOLDER TO ELECT PURCHASE

     If you wish to have this Note purchased by the Company pursuant to Section 4.11 of the Indenture, check the Box:

     If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.11 of the Indenture, state the principal amount: $                    .

     Date:

     Your Signature:

Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

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EXHIBIT B

GUARANTOR ACCESSION AGREEMENT

                 , 20

To Wilmington Trust Company and each of the Holders
(as defined in the Indenture hereinafter referred to)

Ladies and Gentlemen:

     Reference is made to the 13% Senior Secured Notes of NII Holdings (Cayman), Ltd. in principal amount at maturity of $180,820,856 (the “Notes”) issued under an indenture, dated as of [     ], 2002 (as amended, restated or otherwise modified from time to time, the “Indenture”), by and among the Trustee, NII Holdings (Cayman), Ltd., a corporation organized under the laws of the Cayman Islands, and each Person that becomes or has become a guarantor of the Notes pursuant to Article 9 of the Indenture (collectively, the “Guarantors”). Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in the Indenture.

     [     ], a [     ] corporation (the “New Guarantor”), hereby agrees with you as follows:

     1.     Guarantee. The New Guarantor hereby unconditionally agrees to assume and become liable for, and by execution and delivery of this Agreement does assume and become liable for, each and every obligation of a Guarantor under the Indenture, the intent of the New Guarantor being that, upon execution and delivery of their instrument to the Trustee, the rights and obligations of the New Guarantor shall be the same as if the New Guarantor had been an original party to the Indenture.

     2.     Further Assurances. The New Guarantor agrees to cooperate with the Holders and execute such further instruments and documents as the Holders shall reasonably request to effect, to the reasonable satisfaction of the Holders, the purposes of this Agreement.

     3.     Binding Effect. This Agreement shall be binding upon the New Guarantor and shall inure to the benefit of the Holders and their respective successors and assigns.

     4.     Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

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     IN WITNESS WHEREOF, the New Guarantor has caused this Agreement to be executed on its behalf by one of its duly authorized officers.

[NAME OF NEW GUARANTOR]

By:

Name:
Title:

[Address]

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EXHIBIT C

RESTRICTED GROUP MEMBERS

Jurisdiction
Name	of Formation	Status
[Restricted Affiliate]
[Restricted Subsidiary]

1

EXHIBIT D

NON-GUARANTOR RESTRICTED GROUP MEMBERS

Name	Jurisdiction of Formation

1

EXHIBIT E

UNRESTRICTED SUBSIDIARIES AND UNRESTRICTED AFFILIATES

Jurisdiction
Name	of Formation	Status
[Unrestricted Subsidiary]
[Unrestricted Affiliate]

1